UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _)

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DIME COMMUNITY BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 15, 2020

Dear Shareholder,

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Dime Community Bancshares, Inc. (the “Company”), which will be held on May 28, 2020 at 2:00 p.m. Eastern Time. This year’s Annual Meeting will be a virtual meeting of shareholders, which will be conducted via live webcast. Shareholders will only be able to participate in the Annual Meeting online, vote shares electronically and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/DCOM2020. Instructions on how to attend the Annual Meeting online and vote shares are described in the accompanying Proxy Statement.

The attached Notice of the Annual Meeting of Shareholders and Proxy Statement describe the business to be transacted at the Annual Meeting. The Directors and executive officers of the Company, as well as a representative of Crowe LLP, the accounting firm appointed by the Audit Committee of the Board of Directors to be the Company's independent registered public accounting firm for the year ending December 31, 2020, will be available during the Annual Meeting.

Throughout 2019, the Company made significant strides in its transformation from a mono-line thrift to a diversified, full-service, relationship-based community commercial bank. The Company now offers a full array of products and services that meet the needs of businesses of all sizes in its marketplace. We differentiate ourselves from our competition, however, by not just offering products and services, but by being a true partner to our clients. In good times we aim to help our clients grow their business. In more challenging times (such as the current COVID-19 outbreak) we aim to support all of their liquidity and capital needs. As a community bank we are dedicated to community investment and involvement – this has been our mission since 1864. We believe that the Company’s strategic transformation and dedication and commitment to its clients and communities will result in positive results over time.

The Company's Board of Directors has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interests of the Company and its shareholders and unanimously recommends a vote “FOR” each of these matters.

On behalf of our Board of Directors and employees, we thank you for your continued support and hope you participate in our “virtual” Annual Meeting.

Sincerely yours,

Vincent F. Palagiano	Kenneth J. Mahon
Chairman of the Board	President and Chief Executive Officer

Dime Community Bancshares, Inc.
300 Cadman Plaza West, 8th Floor
Brooklyn, New York 11201
(718) 782-6200

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 28, 2020

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Dime Community Bancshares, Inc. (the “Company”) will be held on Thursday, May 28, 2020 at 2:00 p.m. Eastern Time, to consider and vote upon the following:

1.	Election of three Directors for terms of three years each;
2.	Ratification of the appointment of Crowe LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020;
3.	Approval, by a non-binding advisory vote, of the compensation of the Company’s Named Executive Officers;
4.	Approval of the Dime Community Bancshares, Inc. 2020 Equity Incentive Plan; and
5.	Transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date hereof, management is not aware of any other such business.

This year’s Annual Meeting will be a completely virtual meeting of shareholders, You will only be able to participate in the Annual Meeting, vote shares and submit questions during the Annual Meeting by visiting www.virtualsharehodlermeeting.com/DCOM2020.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THESE ITEMS FOR THE REASONS DESCRIBED IN THE PROXY STATEMENT.

The Board of Directors has fixed March 30, 2020 as the record date for the Annual Meeting and any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A list of such shareholders will be available for inspection by any shareholder for any lawful purpose germane to the Annual Meeting during the 10 days prior to the Annual Meeting and during the Annual Meeting. Shareholders may access the list at www.virtualsharehodlermeeting.com/DCOM2020.

By Order of the Board of Directors

Patricia M. Schaubeck
Secretary

Brooklyn, New York
April 15, 2020

YOU ARE CORDIALLY INVITED TO ATTEND THE VIRTUAL ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING ELECTRONICALLY DURING THE ANNUAL MEETING IF YOU CHOOSE TO DO SO.

i

ii

DIME COMMUNITY BANCSHARES, INC.

PROXY STATEMENT FOR THE
ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 28, 2020

GENERAL INFORMATION

General

This Proxy Statement and accompanying proxy card are being furnished to the shareholders of Dime Community Bancshares, Inc. (the “Company”, “Dime”, “we”, “our” or “us”) in connection with the solicitation of proxies by the Company's Board of Directors from holders of the shares of the Company's issued and outstanding common stock, par value $0.01 per share (the “Common Stock”), for use at the Annual Meeting of Shareholders to be held on May 28, 2020 (the “Annual Meeting”) at 2:00 p.m. Eastern Time, and at any adjournment or postponement thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders on or about April 15, 2020.

Record Date

The Company's Board of Directors has fixed the close of business on March 30, 2020 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Accordingly, only shareholders of record at the close of business on March 30, 2020 will be entitled to vote at the Annual Meeting. There were 34,036,780 shares of Common Stock outstanding on the Record Date.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The notice of meeting, Proxy Statement, annual report and sample proxy card are available for review at https://materials.proxyvote.com/253922. The notice of meeting, Proxy Statement and annual report are also available on the Company's website at www.dime.com. Information on our website is not a part of this proxy statement or accompanying materials.

Why A Virtual Meeting

We are pleased to conduct the Annual Meeting solely online via the Internet through a live webcast and online shareholder tools. Given the current environment, we believe it important for the safety of shareholders and all of our constituents to participate fully from a remote location. We have designed the virtual format for ease of shareholder access and participation. Shareholders may vote and submit questions online during the meeting by following the instructions below.

Annual Meeting Admission / Asking Questions / Check-In

You are entitled to attend and participate in the Annual Meeting only if you were a Company shareholder as of the Record Date or if you hold a valid proxy for the Annual Meeting. If you plan to attend the Annual Meeting online, please be aware of what you will need to gain admission as described herein. If you do not comply with the procedures described herein for attending the Annual Meeting online, you will not be able to participate in the Annual Meeting. Shareholders may participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/DCOM2020. To attend online and participate in the Annual Meeting, shareholders of record will need to use their control number on their Notice of Internet Availability of Proxy Materials or proxy card. Beneficial shareholders who do not have a control number may gain access to the Annual Meeting by logging into their brokerage firm’s website and selecting the shareholder communications mailbox to link through to the Annual Meeting; instructions should also be provided on the voting instruction card provided by their broker, bank, or other nominee.

We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in, which will begin at 1:45 p.m. Eastern Time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.

Shareholders may submit questions live during the meeting. Shareholders can also access copies of the proxy statement and annual report at our Annual Meeting website.

Voting During the Meeting

Whether you are a shareholder of record or a beneficial shareholder, you may direct how your shares are voted without participating in the Annual Meeting. We encourage shareholders to vote well before the Annual Meeting, even if they plan to attend the Annual Meeting, by completing proxies online or by telephone, or, if they received printed copies of these materials, by mailing their proxy cards. Shareholders can vote via the internet in advance of or during the Annual Meeting. Shareholders who attend the virtual Annual Meeting can vote during the meeting while the polls are open by clicking on the “Vote” button at www.virtualshareholdermeeting.com/DCOM2020 or submit questions during the Annual Meeting in the text box. Even if you plan to participate in the meeting, we recommend that you vote in advance by proxy, in case you later change your mind and determine not to participate in the meeting.

Voting Rights

Each holder of Common Stock on the Record Date will be entitled to one vote at the Annual Meeting for each share held on the Record Date (other than Excess Shares, as defined below). You may vote your shares of Common Stock by marking and signing the enclosed Proxy Card and returning it in the enclosed postage-paid envelope, by telephone or internet by following the instructions stated on the Proxy Card or by voting via the internet prior to or during the Annual Meeting. All properly executed proxies received by the Company on or before 11:59 p.m. Eastern Time on May 27, 2020 will be voted in accordance with the instructions indicated thereon. If no instructions are given, executed proxies will be voted FOR the election of each of the three nominees for Director, FOR the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020, FOR the approval of compensation of the Company’s Named Executive Officers (as defined herein), and FOR the approval of the Dime Community Bancshares, Inc. 2020 Equity Incentive Plan.

As provided in the Company's Certificate of Incorporation, holders (other than any compensation plan maintained by the Company and certain affiliates) of Common Stock who beneficially own in excess of 10% of the issued and outstanding shares of Common Stock (such shares in excess of 10% referred to herein as “Excess Shares”) shall be entitled to cast only one-hundredth of one vote per share for each Excess Share. A person or entity is deemed to beneficially own shares owned by an affiliate or associate as well as by persons acting in concert with such person or entity. The Company's Certificate of Incorporation authorizes a majority of the Board of Directors to interpret the provisions of the Certificate of Incorporation governing Excess Shares, and to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to ascertain compliance with the Excess Shares provisions of the Certificate of Incorporation, including, without limitation, (i) the number of shares of Common Stock beneficially owned by any person or purported owner, (ii) whether a person or purported owner is an affiliate or associate of, or is acting in concert with, any other person or purported owner, and (iii) whether a person or purported owner has an agreement or understanding with any other person or purported owner as to the voting or disposition of any shares of Common Stock.

Management is not aware of any matters other than those set forth in the Notice of the Annual Meeting of Shareholders that may be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Company's Board of Directors.

Quorum and Vote Required

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors and with respect to the advisory proposal regarding the compensation of our Named Executive Officers and with respect to the approval of the Company’s 2020 Equity Incentive Plan. Current regulations restrict the ability of your bank or broker to vote your uninstructed shares in the election of directors and other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote with respect to the election of directors, the advisory vote regarding the compensation of our Named Executive Officers, or with respect to the Company’s 2020 Equity Incentive Plan, no votes will be cast on your behalf. These are referred to as “broker non-votes”. Your bank or broker does, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm.

The presence by proxy, or attendance via webcast at the Annual Meeting of the holders of at least a majority of the total number of shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present.

Directors are elected by a plurality of the votes cast at the Annual Meeting, without regard to broker non-votes. The holders of Common Stock may not vote their shares cumulatively for the election of Directors. With respect to the election of the three nominees for Director, shares as to which the “WITHHOLD” box has been selected for either all or some of the nominees will be counted as being present for the matter but not as voting “for” the election of the respective nominee(s). Therefore, the proxy represented by these shares will have the same effect as voting against the respective nominee(s). Any Director nominee who does not receive more votes cast “for” than “withheld” his/her election shall immediately tender his/her resignation. The Corporate Governance and Nominating Committee (“Corporate Governance Committee”) shall promptly consider the resignation, possible responses (including, without limitation, actions to address the underlying causes of the vote), and make a recommendation to the Board for determination at its next regularly scheduled meeting. The Corporate Governance Committee and Board may consider factors deemed relevant in deciding whether or not to accept the offer of resignation. The Director nominee at issue will not participate in the discussion or vote regarding the resignation tender.

Proposals 2, 3 and 4 require the affirmative vote of the holders of a majority of the votes cast by the holders of Common Stock represented at the Annual Meeting, without regard to broker non-votes. Shares as to which the “ABSTAIN” box has been selected on the Proxy Card with respect to Proposals 2, 3 and 4 will be counted as present and entitled to vote and will have the effect of a vote against these proposals.

Although the advisory vote on the compensation of Named Executive Officers (Proposal 3) is non-binding as provided by law, the Company’s Board of Directors will review the results of the vote and consider them in making future determinations concerning executive compensation.

Revocability of Proxies

A proxy may be revoked at any time before it is voted by filing a written revocation of the proxy with the Company's Secretary at 300 Cadman Plaza West, 8th Floor, Brooklyn, New York 11201 or by submitting a duly executed proxy bearing a later date. A proxy also may be revoked by voting at the Annual Meeting.

Solicitation of Proxies

The Company will bear the costs of soliciting proxies from its shareholders. In addition to the use of mail, proxies may be solicited by officers, Directors or employees of the Company or the Bank by telephone or other forms of communication. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from, such beneficial owners, and will reimburse such holders for reasonable expenses incurred in connection therewith. The Company has hired Equiniti Services Company to assist us in soliciting proxies and has agreed to pay a fee of $7,500 for their services.

Interests of Directors and Management in Certain Proposals

Shareholders will be asked to cast a non-binding advisory vote on Proposal 3 regarding compensation to the Company's Named Executive Officers and to cast a vote on Proposal 4 for the approval of the Dime Community Bancshares, Inc. 2020 Equity Incentive Plan. The results of such votes may influence future compensation decisions. As a result, the Company's senior executives have personal interests in the outcome of these proposals that are different from the interests of the Company's other shareholders. The Board was aware of these interests and took them into account in recommending that the shareholders vote in favor of Proposal 3 and Proposal 4.

Director Attendance at Annual Meetings

The Company considers Board attendance at shareholder meetings a priority. It is the policy of the Company that Directors exercise their best efforts to attend every meeting. All of the then-serving Company Directors attended the annual meeting of shareholders held on May 23, 2019. Board attendance at shareholder meetings may occur via the webcast of the virtual Annual Meeting as with any other shareholder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of the Company

The following table sets forth certain information as to persons known to the Company to be the beneficial owner of in excess of 5% of the shares of Common Stock as of March 30, 2020. Management knows of no person, except as listed below, who beneficially owned more than 5% of the Common Stock as of March 30, 2020. Except for the column titled “Percent of Class,” and as otherwise indicated, the information provided in the table was obtained from filings with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. For purposes of the table below and the table set forth under “Security Ownership of Management,” in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of Common Stock: (1) over which he or she has or shares, directly or indirectly, voting or investment power, and (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after March 30, 2020. As used herein, “voting power” includes the power to vote, or direct the voting of, Common Stock and “investment power” includes the power to dispose, or direct the disposition, of such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Blackrock, Inc. 55 East 52nd Street New York, NY 10055	5,012,358	(1)	14.7%
Common Stock	The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	3,519,407	(2)	10.3%
Common Stock	Dimensional Fund Advisors LP 6300 Bee Cave Road Austin, TX 78746	3,028,056	(3)	8.9%
Common Stock	The Dime Community Bank KSOP (the “KSOP”) 300 Cadman Plaza West, 8th Floor Brooklyn, NY 11201	2,021,728	(4)	5.9%
(1)	Blackrock, Inc. (“Blackrock”) filed a Schedule 13G/A on February 3, 2020. The shares are held in various trust accounts for the economic benefit of former Barclay Private Bank and Trust Limited's customers who are the beneficiaries of those accounts. The Schedule 13G/A states that Blackrock has sole power to vote or to direct the vote of 4,941,167 shares and sole power to dispose or to direct the disposition of 5,012,358 shares.
(2)	The Vanguard Group filed a Schedule 13G/A on February 10, 2020. The shares are primarily held in various trust accounts for the economic benefit of customers who are the beneficiaries of those accounts. The Schedule 13G/A states that the Vanguard Group has sole voting power over 33,317 shares and shared voting power over 2,300 shares, and sole dispositive power over 3,490,371 shares and shared dispositive power over 29,036 shares.
(3)	Dimensional Fund Advisors LP filed a Schedule 13G/A on February 12, 2020. Dimensional Fund Advisors LP is a registered investment company, and serves as an investment manager or sub-advisor to certain other registered investment companies, comingled funds, group trusts and separate accounts, and could possess voting and/or investment powers over the Common Stock. The Schedule 13G/A states that Dimensional Fund Advisors LP has sole power to vote or to direct the vote of 2,885,967 shares and sole power to dispose or to direct the disposition of 3,028,056 shares.
(4)	The KSOP is a defined contribution retirement plan under ERISA. Principal Trust Company serves as trustee (the “KSOP Trustee”). The KSOP Trustee votes all shares of Common Stock which are allocated to Participant accounts in accordance with the voting instructions obtained from each Participant. Shares of Common Stock for which no voting instructions have been provided will be voted proportionately in accordance with instructions obtained from KSOP participants.

Security Ownership of Management

The following table sets forth information as of the Record Date with respect to the shares of Common Stock beneficially owned by each of the Company's Directors and the principal executive officer, principal financial officer and three most highly compensated executive officers (other than the principal executive and principal financial officer) of the Company or Bank (the “Named Executive Officers” or “NEOs”) and all of the Company's Directors and executive officers as a group. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock indicated.

The Company's Anti-Hedging and Pledging and Insider Trading Policies prohibit Directors and senior officers from pledging Common Stock as collateral for any loan.

Title of Class	Name of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class Outstanding		Vested Stock Options Included in Beneficial Ownership Total(3)
Common	Vincent F. Palagiano	Director, Chairman of the Board	902,290	(4)	2.7%		—
Common	Michael P. Devine	Director, Vice Chairman of the Board	670,973		2.0		8,177
Common	Kenneth J. Mahon	Director, President and Chief Executive Officer (“CEO”)	404,209	(5)	1.2		11,532
Common	Rosemarie Chen	Director	3,910			*	—
Common	Steven D. Cohn	Director	75,858	(6)		*	—
Common	Patrick E. Curtin	Director	89,571	(7)		*	—
Common	Barbara G. Koster	Director	864			*	—
Common	Kathleen M. Nelson	Lead Director	30,410	(8)		*	2,444
Common	Joseph J. Perry	Director	70,913	(9)		*	4,256
Common	Kevin Stein	Director	12,064			*	—
Common	Omer S. J. Williams	Director	63,258			*	4,256
Common	Avinash Reddy	Senior Executive Vice President and Chief Financial Officer	279			*	—
Common	Stuart H. Lubow	Senior Executive Vice President and Chief Banking Officer	30,772			*	—
Common	Robert S. Volino	Senior Executive Vice President and Chief Operating Officer	80,477			*	—
Common	Conrad J. Gunther	Executive Vice President and Chief Lending Officer	3,963	(10)		*	—
All Directors and executive officers as a group (21 persons)(11)			3,028,989		8.9%		30,665
*	Less than one percent
(1)	See “Security Ownership of Certain Beneficial Owners and Management – Principal Shareholders of the Company” for a definition of “beneficial ownership.”
(2)	The figure shown for all Directors and executive officers as a group includes 136,758 shares held in trust for the Benefit Maintenance Plan of Dime Community Bancshares, Inc. (the “BMP Trust”) for the benefit of the NEOs and other officers under the Benefit Maintenance Plan of Dime Community Bancshares, Inc. (the “BMP”). The BMP Trust, as directed by the Company, exercises voting and investment power over these shares (See “Compensation Discussion and Analysis – Deferred Compensation and Retirement Benefits – BMP”).
(3)	All vested stock options are exercisable.
(4)	Includes 902,290 shares as to which Mr. Palagiano may be deemed to share voting and investment power.
(5)	Includes 147,635 shares as to which Mr. Mahon may be deemed to share voting and investment power.
(6)	Includes 75,858 shares as to which Mr. Cohn may be deemed to share voting and investment power.
(7)	Includes 89,571 shares as to which Mr. Curtin may be deemed to share voting and investment power.
(8)	Includes 27,966 shares as to which Ms. Nelson may be deemed to share voting and investment power.
(9)	Includes 66,657 shares as to which Mr. Perry may be deemed to share voting and investment power.
(10)	Includes 3,963 shares as to which Mr. Gunther may be deemed to share voting and investment power.
(11)	Amount includes other non-beneficial ownership amounts which represent shares that are held in trust for the benefit of the certain executive officers under the BMP and unvested performance-based stock awards and time-vested restricted stock awards held in the name of the Compensation and Human Resource Committee (“Compensation and HR Committee”) for eligible Directors and executive officers who have investment risk, but neither voting nor investment power with respect to these shares. However, since the Company maintains full voting and dispositive powers over the BMP shares, and the Compensation and HR Committee maintains full voting power over the unvested stock awards and unallocated performance share awards, they are included in the 3,028,989 total beneficial ownership amount.

PROPOSAL 1

ELECTION OF DIRECTORS

General

The Company currently has eleven directors, divided into three classes, with each class as nearly equal in number as possible. The terms of office of the members of one class expire, and a successor class is to be elected, at each annual meeting of shareholders. In December 2019, the size of the Board decreased from twelve to eleven directors with the retirement of Robert C. Golden.

Steven D. Cohn, Barbara G. Koster and Kenneth J. Mahon, whose terms expire at the Annual Meeting, have been nominated by the Board on the recommendation of the Corporate Governance Committee of the Board of Directors to be re-elected at the Annual Meeting for a term expiring at the annual meeting to be held in 2023, or when their successors are otherwise duly elected and qualified.

Each nominee has consented to being named in this Proxy Statement and to serve, if elected. In the event that any nominee for election as a Director at the Annual Meeting is unable or declines to serve, which the Board of Directors has no reason to expect, the persons named in the proxy card will vote with respect to a substitute nominee designated by the Board of Directors, unless the shareholder has elected to “withhold authority” with respect to all nominees.

Information as to Nominees and Continuing Directors

In February 2020, the Board determined that all of its current Directors with the exception of Messrs. Curtin, Devine, Mahon, and Palagiano were independent pursuant to the Company’s Policy Regarding Director Independence (the “Director Independence Policy”) and the listing rules of the Nasdaq Stock Market. Mr. Mahon is not independent because he is an executive officer of the Company, Messrs. Devine and Palagiano are not independent because they each received compensation other than Board fees from the Company within the past three years, and Mr. Curtin is not independent because he has a family member who is a member of a law firm that received payments from third parties for providing various legal services to the Company or its subsidiaries.

The Corporate Governance Committee is responsible for identifying and selecting nominees for election by the Company’s shareholders. The Corporate Governance Committee is authorized to retain search firm(s) to assist in the identification of candidates. The Corporate Governance Committee is not limited to a specific process in identifying candidates and will consider potential nominees from various sources, including recommendations from shareholders as well as Directors and officers of the Company. Individuals recommended by shareholders are evaluated in a manner identical to other potential nominees.

The Corporate Governance Committee has adopted general criteria for nomination to the Board which establish the minimum qualifications and experience to be examined in determining candidates for election. Pursuant to the general criteria, Directors should possess personal and professional ethics, integrity and values; be committed to representing the long-term interests of the Company’s shareholders and other constituencies; possess the ability to (a) exercise sound business judgment, (b) work with others as an effective group, and (c) commit adequate time to their responsibilities; be able to impartially represent the interests of the Company’s shareholders and other constituencies; possess experience and expertise relevant to the business of the Company; and possess such other knowledge, experience or skills as required or which may be useful considering the composition of the Board, the operating requirements of the Company and the long-term interests of the shareholders. The nomination guidelines promote Board diversity to respond to business needs and shareholder interests.

The following table sets forth certain information as of March 30, 2020 with respect to each nominee for election as a Director and each Director whose term does not expire at the Annual Meeting (“Continuing Director”). There are no arrangements or understandings between the Company and any Director or nominee pursuant to which such person was selected as a Director or nominee. For information with respect to security ownership by Directors, see “Security Ownership of Certain Beneficial Owners and Management – Security Ownership of Management.”

NOMINEES FOR ELECTION AS DIRECTORS:

Steven D. Cohn
Age: 71 Director Since*: 1994 Term Expires: 2020 Committees: Audit Technology
Experience:
Mr. Cohn has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1994. Mr. Cohn is the managing partner in the law firm of Goldberg and Cohn LLP, in Brooklyn Heights, New York, and is a past President of the Brooklyn Bar Association and a delegate to the New York State Bar Association. Mr. Cohn is an adjunct professor at the Fashion Institute of Technology, teaching classes in business law and marketing research. Mr. Cohn serves on the Advisory Board of the North Brooklyn Development Group and is a member of the Board and the Jewish Community Relations Council of New York City.

Qualifications:
 Mr. Cohn’s experience as an attorney and his knowledge and involvement in the Company’s market area make him qualified to serve on the Board.

Barbara G. Koster
Age: 66 Director Since: 2018 Term Expires: 2020 Committees: Corporate Governance Strategic Planning Technology (Chair)
Experience:
 Prior to her retirement on December 31, 2019, Ms. Koster served as Senior Vice President, Global Chief Information Officer of Prudential Financial, responsible for information technology and cyber security at Prudential locations worldwide. She is a Trustee of St. Francis College in Brooklyn, New York and Liberty Science Center in Jersey City, New Jersey. Ms. Koster maintains affiliations with several non-profit organizations, including Junior Achievement and Research Board (an international think tank).

Qualifications:
 Ms. Koster’s technology expertise, particularly within the financial services industry, make her qualified to serve on the Board.

Kenneth J. Mahon
Age: 69 Director Since: 1998 Term Expires: 2020 Committees: Executive
Experience:
 Mr. Mahon was appointed President and CEO of both the Company and the Bank effective January 1, 2017. He joined the Bank in 1980, where he has been a director of the Bank since 1998, and a director of the Company since 2002. Mr. Mahon served as the Bank’s Senior Vice President and Comptroller, prior to being elevated to Executive Vice President and Chief Financial Officer of the Company and Bank in 1997. He has also served as Senior Executive Vice President and COO from February 2014 to January 2016, before being elevated to President. Mr. Mahon was elected to serve on the board of the Federal Home Loan Bank of New York beginning January 1, 2017. He currently serves as a board member of the Committee for Hispanic Children and Families, and was formerly a director of Southside United HDFC (“Los Sures”) a community support organization in Williamsburg, Brooklyn, and Brooklyn Legal Services Corporation A, a non-profit which provides legal services for low income families in Brooklyn. Mr. Mahon is a member of the Financial Managers Society, the National Investor Relations Institute and the National Association of Corporate Directors.

Qualifications:
 Mr. Mahon’s knowledge of the Company and the industry, obtained from his lifelong career in the industry, make him qualified to serve on the Board.

*	Includes service as a Director or Trustee with the Bank prior to the Company's incorporation on December 12, 1995.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS.

CONTINUING DIRECTORS:

Rosemarie Chen
Age: 53 Director Since: 2017 Term Expires: 2021 Committees: Compensation and HR (Chair) Corporate Governance Risk
Ms. Chen is currently a Human Capital and Financial Services Leader at Willis Towers Watson, a global advisory, broking, and solutions company where she advises companies on strategic human capital issues along with leading initiatives relating to fintech since 2016. Prior to joining Willis Towers Watson, Ms. Chen was a Senior Manager with Deloitte Consulting from 2013 through 2016, and Head of U.S. Infrastructure Services and Support at McLagan Partners (Aon Hewitt) from 2003 through 2013.

Qualifications:
Ms. Chen’s more than 20 years of experience in finance, technology, and human capital management make her qualified to serve as a Director.

Michael P. Devine
Age: 73 Director Since*: 1980 Term Expires: 2021 Committees: Executive Strategic Planning (Chair)
Experience:
Mr. Devine has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1980. Mr. Devine has served as Vice Chairman of the Boards of both the Company and Bank since February 2014. He served as President of the Company and Bank from January 1, 1997 to his retirement on December 31, 2015. Mr. Devine also served as COO of the Company from its inception in 1995 to February 2014, and of the Bank from 1989 to February 2014. Prior to joining the Bank in 1971, Mr. Devine served as a Senior Accountant with the firm of Peat Marwick Mitchell & Co. From September 2012 through December 2014, Mr. Devine served as Chairman of the Audit Committee and a member of the Board of Trustees of Long Island University and, from March 2009 to December 2018, he served as a director of Pentegra Retirement Trust.

Qualifications:
Mr. Devine’s in-depth knowledge of the Company and the industry, obtained from his lifelong career in the industry, make him qualified to serve on the Board.

Joseph J. Perry
Age: 53 Director Since: 2005 Term Expires: 2021 Committees: Audit Corporate Governance (Chair) Executive Risk (Chair) Technology
Experience:
Mr. Perry is currently a partner at Marcum LLP, a public accounting and consulting firm headquartered in New York, New York, where he has served as the Tax and Business Services Leader since 2006 and is a member of the Firm’s Executive Committee. Prior to joining Marcum LLP, Mr. Perry was a tax partner at one of the leading “Big 5” accounting firms and provided services to several financial services companies throughout the New York metropolitan area. Mr. Perry is a member of the American Institute of Certified Public Accountants and the New York State Society of Public Accountants.

Qualifications:
Mr. Perry’s knowledge of the financial services industry and accounting and tax experience make him qualified to serve on the Board.

Kevin Stein
Age: 58 Director Since: 2017 Term Expires: 2021 Committees: Audit (Chair) Strategic Planning
Experience:
Mr. Stein is currently Senior Managing Director of EJF Capital. Prior to joining EJF Capital in 2020, Mr. Stein was CEO of Resolution Analytica Corporation since co-founding the business in 2017. Mr. Stein was a Senior Managing Director of KCK USA, Inc., a private equity firm from 2016 through 2017, Managing Director of Financial Institutions Investment Banking with Barclays from 2011 through 2016, and Partner and Head of Depository Investment Banking at FBR & Co. from 2004 through 2011. From 1994 to 2004, Mr. Stein served as an executive of Greenpoint Financial Corporation, a $25 billion bank holding company, and prior thereto was an Associate Director of the Federal Deposit Insurance Corporation, Division of Resolutions. Since February 2019, Mr. Stein is a member of the Board of Directors of Ocwen Financial Corporation and, from 2017 to 2018, prior to its acquisition by Ocwen Financial Corporation, was a director of PHH Corporation. Mr. Stein is a director of Bedford Stuyvesant Restoration Corporation.

Qualifications:
Mr. Stein’s more than thirty years’ experience in finance and banking, and his banking regulatory knowledge, make him qualified to serve as a Director.

Patrick E. Curtin
Age: 74 Director Since*: 1986 Term Expires: 2022 Committees: Risk Strategic Planning
Experience:
Prior to his retirement on December 31, 2015, Mr. Curtin served as a senior member in the law firm of Conway Farrell Curtin & Kelly, P.C. in New York, New York, and represented banks in loan closings, litigation and various other matters for over 36 years.

Qualifications:
Mr. Curtin’s legal knowledge, especially with respect to lending and banking matters, make him qualified to serve on the Board.

Kathleen M. Nelson
Age: 74 Director Since: 2011 Term Expires: 2022 Committees: Executive Compensation and HR Strategic Planning
Experience:
Ms. Nelson was elected Lead Director of the Boards of Directors of the Company and the Bank in January 2017. Ms. Nelson is an investment advisor to Bay Hollow Associates, a commercial real estate advisory firm that she co-founded in 2009, as well as a commercial real estate investment consultant to KMN Associates, LLC, a commercial real estate consulting firm she founded that provides consulting services to mixed-use and commercial retail real estate developers and owners. Ms. Nelson served in the mortgage and real estate division of TIAA-CREF from 1968 through 2004, retiring as the Managing Director and Group leader of the division. Ms. Nelson currently serves on the Board of Directors and Executive and Corporate Governance (Chair) Committees of CBL & Associates Properties, Inc., a publicly traded Real Estate Investment Trust focused on shopping center properties, as well as on the Board of Directors and Audit, Compensation and Corporate Governance (Chair) Committees of Apartment Investment and Management Co., a publicly traded owner and manager of rental apartments. Ms. Nelson is a member of the advisory boards of the Beverly Willis Architecture Foundation, the Anglo American Real Property Institute, and an unaffiliated Board member of the JP Morgan U.S. Real Estate Income and Growth Fund.

Qualifications:
Ms. Nelson’s extensive knowledge of local real estate markets and real estate financing make her qualified to be a Director.

Vincent F. Palagiano
Age: 79 Director Since*: 1978 Term Expires: 2022 Committees: Executive (Chair)
Experience:
Mr. Palagiano has served as Chairman of the Board of the Company since its formation in 1995 and of the Bank since 1989. He served as CEO of both the Company and the Bank from January 1, 1989 to his retirement on December 31, 2016. Prior to Mr. Palagiano’s appointment as CEO, he served as President of both the Company and the Bank. Mr. Palagiano joined the Bank in 1970. In addition, Mr. Palagiano served on the Board of Directors of the Federal Home Loan Bank of New York from 2012 to 2016.

Qualifications:
Mr. Palagiano’s knowledge of the Company, the Company’s markets and the community bank industry, obtained from his lifelong career in the industry, make him qualified to serve on the Board.

Omer S. J. Williams
Age: 79 Director Since: 2006 Term Expires: 2022 Committees: Executive Compensation and HR Corporate Governance Risk
Experience:
Mr. Williams is an attorney, and was formerly Senior Counsel to the law firm of Alston & Bird LLP. He was previously Counsel to Denton’s (US) LLP and prior to that a partner at Thacher Proffitt & Wood LLP (“Thacher”), where he served as both Chairman of the firm's Executive Committee and Managing Partner of the firm from 1991 to 2003. Thacher's partners determined to dissolve the firm as of December 31, 2008, and Mr. Williams served as Chairman of Thacher's dissolution committee until dissolution was completed in 2012.

Qualifications:
Mr. Williams’ more than 50 years of experience in banking, corporate and financial institution law, including corporate structure, securities and mortgage finance issues make him qualified to serve on the Board.

*	Includes service as a Director or Trustee with the Bank prior to the Company's incorporation on December 12, 1995.

Directors' Compensation

Director compensation is established by the Board, based upon the recommendations of the Compensation and HR Committee. The Compensation and HR Committee utilizes a nationally recognized compensation consulting firm and, as necessary, outside legal counsel to assist in performing its duties. The compensation consultant is instructed to analyze the Company’s performance and Outside Director pay levels. A peer group of public banks and thrifts is used for comparison of both pay level and corporate performance. The Compensation and HR Committee uses this analysis to assist it in understanding market practices and trends and to develop and evaluate the effectiveness of recommended compensation for its non-employee Directors (“Outside Directors”). The Committee also considers the input of executive management with respect to the compensation of its Outside Directors.

Cash Compensation. Fee arrangements in existence during the year ended December 31, 2019 are summarized as follows:

•	$55,500 annual retainer fee paid semi-annually in June and December 2019 to each Outside Director in compliance with the Company's Director Retainer Policy.
•	$1,000 for attendance at Committee meetings conducted on days when the full Board also met and $1,250 for attendance at Committee meetings conducted on days when the full Board did not meet.
•	$2,000 annual retainer fees paid in December to the Chair of the Audit Committee and $10,000 annual retainer fees paid in December to the Chairs of the Compensation and HR, Risk, Corporate Governance, and Strategic Planning Committees provided such Chairs complied with the Company's Director Retainer Policy.
•	$10,000 annual retainer fee paid in December to the Lead Director.
•	$25,000 annual retainer paid in December to the Chairman.

2001 Stock Option Plan. The 2001 Stock Option Plan for Outside Directors, Officers and Employees (the “2001 Stock Option Plan”) was adopted by the Company's Board of Directors and subsequently approved by its shareholders at their annual meeting held in 2001. The 2001 Stock Option Plan reached its ten-year anniversary in November 2011, and future awards are no longer permitted thereunder.

2004 Stock Incentive Plan. The 2004 Stock Incentive Plan was initially adopted by the Company's Board of Directors and subsequently approved by its shareholders in 2004. Amendment Number One to the 2004 Stock Incentive Plan was adopted by the Company's Board of Directors in March 2008 and subsequently approved by its shareholders at their annual meeting held in 2008. The 2004 Stock Incentive Plan reached its ten-year anniversary in May 2014, and additional awards are no longer permitted thereunder.

2013 Equity and Incentive Plan. The 2013 Equity and Incentive Plan was adopted by the Company’s Board of Directors and subsequently approved by the Company’s shareholders in 2013. The 2013 Equity and Incentive Plan provides the Company with the flexibility to make equity compensation available to Outside Directors, officers (including the CEO) and other employees of the Company or its subsidiaries, and to offer cash-based incentive compensation in a tax-efficient manner to officers (including the CEO) and employees. At December 31, 2019, 262,114 shares of Common Stock were eligible for award grants to Directors, officers and employees of the Company and its subsidiaries under the 2013 Equity and Incentive Plan. On April 30, 2015, a restricted stock award of 7,852 shares was granted to Mr. Devine when he was employed as an officer of the Company. 25% of these awards vested on each of May 1, 2016, 2017, 2018, and 2019. On September 27, 2018, a restricted stock award of 864 shares was granted to Ms. Koster which fully vested on May 1, 2019. On April 30, 2019, a restricted stock award of 2,481 shares was granted to each of our then appointed Outside Directors which fully vest on May 1, 2020. See “2019 Outside Director Compensation” on the following page.

Director Stock Purchase Plan. In 2013, the Company established the Dime Community Bancshares, Inc. Director Stock Purchase Plan (the “DSPP”). The DSPP permits Outside Directors to receive, in the form of Common Stock, all or any portion of Board, Committee Chair or Lead Director retainers that are otherwise payable in cash. Any election must be made during a period when open market trading by the Outside Director is permitted, and can only be changed or revoked during a similar period. All elections and changes are subject to Compensation and HR Committee approval. Elections are limited to a specific calendar year, and, therefore, must be renewed and approved by the Compensation and HR Committee each year. Under the DSPP, cash compensation is converted into shares of Common Stock based on the closing price of the Common Stock on the Nasdaq Stock Market on the date on which the cash compensation would otherwise be paid. Ms. Chen and Messrs. Golden, Perry and Stein participated in the DSPP during the year ended December 31, 2019. See “2019 Outside Director Compensation” table on the following page.

Directors' Retirement Plan. The Company has adopted the Retirement Plan for Board Members of Dime Community Bancshares, Inc. (the “Directors' Retirement Plan”), which provides benefits to each eligible Outside Director commencing on termination of Board service at or after age 65. The plan was frozen to new participation effective March 31, 2005. Messrs. Cohn and Curtin are the only active Outside Directors participating in the Directors’ Retirement Plan. An eligible Outside Director retiring at or after age 65 will be paid an annual retirement benefit equal to the amount of the aggregate compensation for services as a Director (excluding stock compensation) paid to him for the 12-month period immediately prior to termination of Board service. An Outside Director may elect to have benefits distributed in any one of the following forms: (i) a single life annuity; (ii) a 50% or 100% joint and survivor annuity; or (iii) a single life annuity with a 5, 10, or 15 year guaranteed term. In the event that an Outside Director dies prior to the commencement of earned benefit payments under the Directors' Retirement Plan, a 50% survivor annuity will automatically be paid to his or her surviving spouse, unless the decedent has elected otherwise.

The following table sets forth information regarding compensation earned by each Outside Director during the year ended December 31, 2019:

2019 OUTSIDE DIRECTOR COMPENSATION
Name	Fees Earned and Paid in Cash(1)	Fees Earned and Paid in Stock(2)	Stock Awards(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(4)	Total
Rosemarie Chen	68,500	7,500	50,000	—	1,396	127,396
Steven D. Cohn	69,750	—	50,000	—	1,396	121,146
Patrick E. Curtin	66,000	—	50,000	—	1,396	117,396
Michael P. Devine	74,000	—	50,000	—	1,671	125,671
Robert C. Golden(5)	12,000	57,500	50,000	—	1,396	120,896
Barbara G. Koster	66,000	—	50,000	—	1,396	117,396
Kathleen M. Nelson	80,750	—	50,000	—	1,396	132,146
Vincent F. Palagiano	87,500	—	50,000	—	1,396	138,896
Joseph J. Perry	67,500	10,000	50,000	—	1,396	128,896
Kevin Stein	10,250	55,500	50,000	—	1,163	116,913
Omer S. J. Williams	80,000	—	50,000	—	1,396	131,396
(1)	Includes cash retainer payments and Lead Director and committee and/or chairperson fees earned during the year.
(2)	For Messrs. Golden and Stein, amounts represents an election under the DSPP to receive their semi-annual retainer in the form of Common Stock. For each director, the amount reflects the aggregate values of the Common Stock closing price on the grant dates, computed as 2,978 shares multiplied by a value of $18.63 per share on June 27, 2019, and 2,649 shares multiplied by a value of $20.95 per share on December 20, 2019. Additionally for Mr. Golden, amount also includes an election under the DSPP to receive his 2019 Audit Committee Chair retainer in the form of Common Stock, computed as 95 shares multiplied by a value of $20.95 per share on December 20, 2019. For Mr. Perry, amount represents an election under the DSPP to receive his 2019 Risk Committee Chair retainer in the form of Common Stock, computed as 477 shares multiplied by a value of $20.95 per share on December 20, 2019. For Ms. Chen, amount represents an election under the DSPP to receive her 2019 Compensation and HR Committee Chair retainer in the form of Common Stock, computed as 357 shares multiplied by a value of $20.95 per share on December 20, 2019.
(3)	The amounts reflect the grant date fair value of restricted stock awards granted to each Outside Director on April 30, 2019, calculated in accordance with FASB ASC Topic 718 based upon the Company’s stock price of $20.15 per share. The restricted stock awards fully vest on May 1, 2020.
(4)	With the exception of Mr. Devine, amount represents dividends paid on unvested restricted stock awards that were granted on April 29, 2018, and April 30, 2019. Mr. Devine’s amount also includes dividends paid on unvested restricted stock awards that were granted on April 30, 2015 when he was still employed as an officer of the Company.
(5)	Mr. Golden retired from the Board on December 31, 2019.

MEETINGS AND COMMITTEES OF THE COMPANY’S BOARD OF DIRECTORS

Board Leadership Structure

Commencing January 1, 2017, the Company separated the roles of Chairman and CEO upon Mr. Palagiano’s retirement from the Company on December 31, 2016. While the Company does not mandate the separation of the Chairman and the CEO roles, the Company believes that the current separation of the roles, along with an independent Lead Director, is good governance policy and enhances Board independence and oversight. Mr. Palagiano serves as Chairman and Mr. Mahon serves as the CEO. In addition, the independent members of the Board annually elect an independent Lead Director. Kathleen M. Nelson was the Lead Director in 2019. Among other functions, the Lead Director presides at executive sessions of the outside and independent Directors and serves as a liaison between the Chairman of the Board and the independent Directors.

In the ordinary course of business, the Company faces various strategic, operating, compliance, reputational, technological and financial risks. Management is responsible for the day-to-day management of risk, while the Board, as a whole and through its Committees, is responsible for the oversight of risk management. In its risk oversight role, the Board has the responsibility of satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To help accomplish this objective, the Board has established Audit and Risk Committees. The purpose of these committees, each meeting at least on a quarterly basis, is to assist the Board with respect to oversight of the Company’s risk: identification; measurement; control processes; and ongoing monitoring. Senior management also attends and presents reports at all Board meetings. The Chief Risk Officer attends all meetings of the Audit and Risk Committees of the Board, and presents risk management activity updates to the Risk Committee quarterly and to the Board monthly. The Board has also established a Technology Committee to assist the Board with respect to oversight and monitoring of the Company’s technology, information security, and information privacy, and a Compensation and HR Committee to assist the Board in implementing a prudent, competitive compensation program.

The Company's full Board of Directors met ten times during the year ended December 31, 2019. During 2019, no incumbent Director attended fewer than 75% of the aggregate of: (1) the total number of Board meetings conducted during the period for which he or she was a Director, and (ii) the total number of meetings conducted by all committees of the Board on which he or she served during the periods that he or she served.

Committees

The Company has four standing committees: Audit, Compensation and HR, Corporate Governance and Executive. In addition, the Company has Risk, Strategic Planning and Technology Committees. Each of the Audit, Compensation and HR, Corporate Governance, Risk, and Strategic Planning Committees:

•	Operates in accordance with a written charter that is reviewed annually
•	Conducts an annual review of its performance
•	Has authority to retain outside advisors, as desired.

In addition, the Audit, Compensation and HR and Corporate Governance Committees are comprised solely of independent directors.

The table below provides information about the current membership of these committees and the number of committee meetings held during 2019.

Director	Audit	Executive	Compensation and HR	Corporate Governance(1)	Risk(2)	Strategic Planning	Technology(3)
Vincent F. Palagiano		C
Patrick E. Curtin					•	•
Kathleen M. Nelson		•	•			•
Omer S. J. Williams		•	•	•	•
Kenneth J. Mahon		•
Steven D. Cohn	•						•
Barbara G. Koster				•		•	C
Rosemarie Chen			C	•	•
Michael P. Devine		•				C
Joseph J. Perry	FE	•		C	C		•
Kevin Stein	C, FE					•
TOTAL MEETINGS HELD IN 2019	5	0	6	4	4	3	4
C	Chair
•	Member
FE	Financial Expert
(1)	Mr. Perry was appointed Chair of the Corporate Governance in January 2020. During 2019, Mr. Williams served as Chair of the Committee. Mses. Koster and Chen were appointed to the Committee in January 2020. Mr. Golden and Ms. Nelson served on the Committee in 2019.
(2)	Mr. Williams was appointed to the Risk Committee in January 2020. Ms. Nelson served on the Committee in 2019.
(3)	Mr. Cohn was appointed to the Committee in January 2020. Mr. Golden and Ms. Chen served on the Committee in 2019.

The Audit Committee. The Audit Committee is appointed by the Board of Directors of the Company to assist the Board in: (1) monitoring the integrity of the financial statements of the Company, (2) monitoring Company compliance with legal and regulatory requirements and internal controls, (3) monitoring the independence and performance of the Company’s internal and independent registered public accounting firm, and (4) maintaining an open means of communication among the independent registered public accounting firm, senior management, the internal auditors, and the Board. The Board of Directors has determined that Messrs. Perry, and Stein qualify as Audit Committee financial experts as defined in Item 407(d)(5) of SEC Regulation S-K. The Audit Committee operates pursuant to a written charter, which may be viewed on the Company's website at www.dime.com, on the “Investor Relations” page.

The Compensation and HR Committee. The Compensation and HR Committee recommends the compensation of the CEO to the Board for approval, approves the compensation of executive management, oversees administration of the process for determining the compensation and benefits of officers and employees of the Bank, recommends Director compensation to the Board and assists the Board in its oversight of the human resources activities of the Company and its subsidiaries.

The Compensation and HR Committee utilizes a nationally recognized compensation consulting firm, and, as necessary, outside legal counsel, to assist in performing its duties. The compensation consulting firm is instructed to analyze the Company’s performance and executive pay levels. A peer group of public banks and thrifts is used for comparison of both pay level and corporate performance. The Compensation and HR Committee uses this analysis to assist it in understanding market practices and trends and to develop and evaluate the effectiveness of recommended pay-for-performance compensation strategies. The consultant is additionally instructed to analyze and opine upon the risks associated with the Bank’s incentive compensation plans. The Compensation and HR Committee relies on legal counsel to advise on its obligations and rights under applicable corporate, securities and employment laws, to assist in interpreting the Company’s obligations under compensation plans and agreements, and to draft plans and agreements to document business decisions. The Compensation and HR Committee considers the expectations of executive management with respect to their own compensation, and their recommendations with respect to the compensation of Directors and more junior executive officers.

The Compensation and HR Committee operates pursuant to a charter, which is available on the Company's website at www.dime.com, on the “Investor Relations” page.

The Corporate Governance Committee. The Corporate Governance Committee identifies, selects and recommends to the Board, nominees for all Directorships, recommends committee memberships to the Board, establishes criteria for the selection of new Directors to serve on the Board, develops and recommends to the Board corporate governance principles applicable to the Company, and otherwise assumes a leadership role in the corporate governance of the Company.

The Corporate Governance Committee operates pursuant to a charter. A current copy of the charter is available on the Company's website, at www.dime.com, on the “Investor Relations” page.

The Executive Committee. The purpose of the Executive Committee is to exercise all the powers of the Board in the management of the business and affairs of the Company in the intervals between the meetings of the Board. The Executive Committee meets at the call of the Chairman, President or a majority of the members of the Executive Committee.

The Risk Committee. The Risk Committee assists the Board with respect to oversight of the Company’s risk: identification; measurement, control processes, and ongoing monitoring. The Risk Committee operates pursuant to a written charter. A current copy of the charter may be viewed on the Company's website at www.dime.com, on the “Investor Relations” page.

The Strategic Planning Committee. The Strategic Planning Committee assists the Board in the oversight of the Company’s capital and business planning. It informs the Board of economic and industry trends, developments and opportunities that might influence the Company’s profitability and growth. The Strategic Planning Committee operates pursuant to a charter. A current copy of the charter may be viewed on the Company’s website at www.dime.com, on the “Investor Relations” page.

The Technology Committee. The Technology Committee assists the Board with respect to oversight and monitoring of the Company’s technology, information security and information privacy.

Governance and Social Highlights

The Company is committed to strong corporate governance and social responsibility. We believe that this commitment is essential to the success of the Company and promotes the interests of all the Company’s stakeholders, such as its shareholders, employees, customers and community. The table below highlights various ways the Company invested in corporate governance and social responsibility.

GOVERNANCE AND SOCIAL HIGHLIGHTS

Diversity and Inclusion	•	3 out of 11 (27%) directors are women
	•	Diversity and Inclusion Subcommittee of the Board that meets 3 times a year

Board	•	Lead Independent Director
	•	Separation of Chair and CEO
	•	Independent Corporate Governance Committee
	•	Director Resignation Policy
	•	Annual Board Self Evaluation

Community Impact	•	Conducted 27 Financial Literacy, Small Business and Elder Financial Abuse Seminars in 2019
	•	Community Investments of $450,000 in 2019
	•	Employee Matching Gift Program
	•	Sponsored 3 Dime Employee Volunteer Days in 2019
	•	Purchased approximately $25 million of investments in mortgage-backed securities, where the underlying collateral is affordable housing properties in 2019
	•	Origination of $174.2 million of Community Development loans in 2019

Environmental Initiatives	•	Utilization of cleaning companies that utilize green cleaning products
	•	Four recently opened Bank branches make use of energy efficient light-emitting diode (“LED”) lighting and HVAC systems
	•	LED lighting to replace all existing lighting fixtures at Company offices
•
Made $5.1 Million of investments in mortgage-backed securities, where the underlying collateral is multifamily properties that must use a portion of the loan proceeds to make capital improvements at the property to target reductions in energy and/or water use

Business Conduct	•	Code of Business Ethics
	•	Business integrity hotline for anonymous reporting of violations of Code of Business Ethics
	•	Corporate Governance Guidelines

Work Environment	•	Director and employee training on appropriate workplace conduct

Privacy and Data Security	•	No sharing of data with third parties
	•	Robust data security environment policies and procedures

Report of Audit Committee

The following Report of the Company's Audit Committee is provided in accordance with the rules and regulations of the SEC.

Under rules promulgated by the SEC, the Company is required to provide certain information regarding the activities of its Audit Committee. In fulfillment of this requirement, the Audit Committee, at the discretion of the Board, has prepared the following report for inclusion in the Proxy Statement:

1.	The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2019 with management;
2.	The Audit Committee has discussed with the independent auditors the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees;
3.	The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communication with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence; and
4.	Based on the review and discussions referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

AUDIT COMMITTEE OF DIME COMMUNITY BANCSHARES, INC.

Kevin Stein, Chair
Joseph J. Perry
Steven D. Cohn

EXECUTIVE OFFICERS

The following individuals are executive officers of the Company and/or the Bank, holding the offices set forth opposite their names as of the Record Date:

Name	Position Held
Kenneth J. Mahon	President and CEO
Stuart H. Lubow	Senior Executive Vice President (“SEVP”) and Chief Banking Officer
Avinash Reddy	SEVP and Chief Financial Officer (“CFO)(1)
Roberto S. Volino	SEVP and Chief Operating Officer
Michael J. Fegan	Executive Vice President (“EVP”) and Chief Technology Officer(2)
Angela K. Finlay	EVP and Chief Human Resources Officer
Conrad J. Gunther	EVP and Chief Lending Officer
Michael A. Perez	EVP and Chief Retail Officer
Christopher J. Porzelt	EVP and Chief Risk Officer
Patricia M. Schaubeck	EVP and General Counsel
Leslie S. Veluswamy	Senior Vice President (“SVP”) and Chief Accounting Officer(3)
(1)	Mr. Reddy was appointed as CFO on January 17, 2019, and appointed to SEVP on March 26, 2020.
(2)	Mr. Fegan joined the Bank in February 2019.
(3)	Ms. Veluswamy was appointed to this position on January 17, 2019.

The executive officers are elected annually and hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors.

Biographical information of the executive officers who are not Directors of the Company or Bank is set forth below.

Stuart H. Lubow, age 62, joined the Bank in 2017 as SEVP – Business Banking, and has been a banking executive for over 37 years. In February 2018, he was promoted to SEVP and Chief Banking Officer where he has an enterprise-wide role and joint responsibility for Bank management and profitability. From its inception in 2005 until its sale to Bridgehampton National Bank in June 2015, Mr. Lubow was a founder, Chairman, President, and CEO of Community National Bank. Prior to that, he was founder, President, and CEO of Community State Bank, EVP and COO of Garden State Bank, and Chief Operating Officer at Dollar Dry Dock Bank. Prior to Dollar Dry Dock Bank, Mr. Lubow held senior positions at Peoples Bank N.A., First Fidelity Bank, and Chase Manhattan Bank, N.A.

Avinash Reddy, age 36, is Senior Executive Vice President and Chief Financial Officer of the Company and the Bank. Mr. Reddy is responsible for the Company’s strategic, financial, capital and liquidity planning and investor relations. From 2017 to January 2019, Mr. Reddy served as Senior Vice President, Head of Corporate Development and Treasurer. He was promoted to Executive Vice President and Chief Financial Officer in January 2019. Prior to joining the Company, Mr. Reddy held several investment banking roles with firms including Evercore Partners, from 2011 to 2014, Barclays Capital, from 2008 to 2011, and Lehman Brothers, from 2005 to 2008.

Roberto S. Volino, age 49, has been with the Bank since 1999, and has over 23 years of experience with banking or related financial institutions. Mr. Volino began his career with the Bank as a securities portfolio analyst, and received several promotions prior to being named Vice President and Treasurer of the Bank in 2007. He was subsequently promoted to First Vice President and Treasurer of the Bank in 2009, to EVP and Chief Investment Officer of the Bank in 2014 and the Holding Company in 2015, and to his current title of SEVP and COO of the Bank and the Holding Company in 2017. Mr. Volino currently oversees the Company’s enterprise operations, retail banking, loan servicing, information technology, human resources and marketing.

Michael J. Fegan, age 54, joined the Bank in February 2019 as Executive Vice President and Chief Technology Officer. As Chief Technology Officer, Mr. Fegan is responsible to drive the Bank’s technology efforts forward, improve the usability of existing solutions and spearhead innovation in new solutions. Prior to joining the Bank, Mr. Fegan served as Chief Information and Operations Officer of Investors Bank until December 2018 and prior thereto, from 2013 to 2017, was Chief Operations and Technology Officer at Bank Leumi and, from 2011 to 2013, was Chief Information Officer at Suffolk County National Bank.

Angela K. Finlay, age 41, joined the Bank in October 2016 as SVP and Director of Human Resources of the Bank, and has over 20 years of experience leading Human Resources functions in small to Fortune Global 150 companies. In February 2018 she was promoted to EVP and Chief Human Resources Officer where she is responsible for the strategy and execution of the talent initiatives of the Bank. Prior to joining Dime, Ms. Finlay was the Director of Human Resource (Global Talent Management Group) for Mitsui & Co. (U.S.A.), Inc. where she was responsible for the strategy and execution of HR and Talent Management activities for the Americas region (North and South America). Prior to Mitsui, Ms. Finlay spent almost 10 years in the public accounting and consulting industry leading Human Resources functions, including an HR consulting business. In addition, she also spent time as an Adjunct Professor at both Columbia University and Fairleigh Dickinson University teaching Human Resources courses. She currently holds various HR certifications, including SHRM-SCP, SPHR and CCP.

Conrad J. Gunther, age 73, joined the Bank in 2016 as EVP – Business Banking and has been a banking executive for over 40 years. In February 2018, he was promoted to EVP and Chief Lending Officer (“CLO”). He also serves as a Director for CVD Equipment Corp. Most recently, Mr. Gunther served as EVP and CLO of First Central Savings Bank, a community bank with $525 million in assets. Previous to First Central Savings Bank, Mr. Gunther was First EVP and CLO of Community National Bank. Prior to that, he was founder and President of E-Bill Solutions, Inc., a sales and marketing organization for credit card processing and prior to E-Bill, held senior positions at The Allied Group, North Fork Bancorp, and European American Bank, as well as served as a Director and consultant for Reliance Bancorp.

Michael A. Perez, age 52, joined the Bank in September 2016 as SVP and Director of Retail Banking. He was promoted to EVP and Chief Retail Officer in February 2018. In this role, he manages the operation, strategic direction, and leadership of the Bank’s retail banking division. Mr. Perez currently oversees initiatives on overall customer experience and business needs of retail banking clients. Prior to joining Dime, he was a Managing Director at Citigroup where he was responsible for building and leading Citibank’s affluent banking strategy in the U.S., and has over 30 years of banking experience. He serves on the Board of Trustees of St. John’s Preparatory High School and is the former Co-Chair of the New York City March of Dimes Executive Committee. He has served as the Chair for the March of Babies Walk and volunteers for the Leukemia & Lymphoma Society.

Christopher Porzelt, age 53, joined the Bank in November 2017 and was appointed Executive Vice President and Chief Risk Officer of the Bank. Mr. Porzelt has over 30 years of audit and financial services experience and joins the bank from EisnerAmper LLP, where he was Managing Director of the Consulting Services Group. In this role, Mr. Porzelt engaged with financial services companies to protect value and enhance outcomes and performance through practical and cost-effective solutions, including the coordination and utilization of people, processes and technology, as well as the translation of complex challenges and regulatory requirements into sound strategies. Prior to this, he was Managing Director and Global Head of American International Group’s Property Casualty Global Financial Controls Unit. Previously, Mr. Porzelt was an Audit Partner in the Financial Services Practice at both Deloitte and Arthur Andersen where he led audit and consulting engagements for a broad group of companies, ranging in size from de novos to Fortune 100 companies.

Patricia M. Schaubeck, age 59, an attorney admitted to practice law in New York and New Jersey, joined the Company and the Bank in March 2018 as EVP and General Counsel, serving as the chief legal officer to the Company and the Bank. Prior to joining the Company, Ms. Schaubeck served as General Counsel to Sun Bancorp and to its wholly-owned subsidiary, Sun National Bank, in New Jersey from September 2014 to January 2018. Previously, Ms. Schaubeck served as General Counsel to Suffolk Bancorp and its wholly-owned subsidiary, Suffolk County National Bank, in New York from June 2012 through August 2014, and, prior thereto, she served as General Counsel to State Bancorp, Inc. and its wholly-owned subsidiary, State Bank of Long Island, in New York, from June 2007 through January 2012. Previously, Ms. Schaubeck was associated with various New York City and Long Island, New York law firms where she represented financial institutions and real estate clients.

Leslie S. Veluswamy, age 35, is Senior Vice President and Chief Accounting Officer of the Company and the Bank. Ms. Veluswamy, a certified public accountant, is responsible for financial accounting, budgeting and tax administration. From July 2016 to January 2019, Ms. Veluswamy served as Senior Vice President and Director of Financial Reporting for the Company and Senior Vice President and Head of Public Disclosure for the Bank. Prior to July 2016, from 2014 to 2016, Ms. Veluswamy was Assistant Controller with Crystal and Company, an insurance brokerage company, and from 2008 to 2014, Ms. Veluswamy was an auditor with the public accounting firm of Crowe LLP, where her last position was as Manager.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis (the “CD&A”) describes our executive compensation program and explains how the Compensation and HR Committee made its compensation decisions for our named executive officers (also referred to in this CD&A as “NEOs”) listed below for fiscal year 2019.

Name	Title
Kenneth J. Mahon	President and Chief Executive Officer (“CEO”)
Avinash Reddy	Executive Vice President and Chief Financial Officer (“CFO”)(1)
Stuart H. Lubow	Senior Executive Vice President and Chief Banking Officer (“CBO”)
Robert S. Volino	Senior Executive Vice President and Chief Operating Officer (“COO”)
Conrad J. Gunther	Executive Vice President and Chief Lending Officer (“CLO”)
James L Rizzo	Senior Vice President and Comptroller (Principal Financial Officer)(2)
(1)	Mr. Reddy was appointed as CFO effective January 17, 2019.
(2)	Mr. Rizzo was the Principal Financial Officer until the appointment of Mr. Reddy to CFO effective January 17, 2019.

Executive Summary of Strategic Highlights for 2019

At the beginning of 2017, we took steps to re-formulate our business model from that of a broker-driven mono-line thrift into a full-service commercial bank. A significant milestone in this effort was reached with the adoption of a commercial bank charter in April 2019. The primary impetus for the change was the desire to implement a community commercial bank model thereby enabling a more diversified balance sheet and better returns for shareholders in the future, reflected in the form of a structurally higher net interest margin, return on equity and ultimately better stock-price trading multiples.

To that end, Dime's strategic plan is built upon the following 5 “Key Foundational” metrics:

(1)	Growing non-interest-bearing deposit balances
(2)	Increasing low-cost commercial-banking deposits
(3)	Growing relationship-based commercial loans that have good risk-adjusted returns
(4)	Reducing the regulatory commercial real estate (“CRE”) concentration ratio
(5)	Growing sources and the contribution of non-spread revenue

Outlined below is our performance on each of the aforementioned metrics:

(1)	Non-Interest-Bearing Deposits: In 2019, we had exceptionally strong growth in non-interest-bearing deposits. On a year-over-year basis, non-interest-bearing deposit balances grew by 21%.
(2)	Low-cost commercial-banking deposits: In 2019, we made significant strides in increasing the contribution of business deposits to our overall deposit mix. Total commercial banking deposits from our Business Banking division, plus our legacy multifamily division, increased by 31% or approximately $133 million on a year-over-year basis. Commercial banking deposits comprised 13% of total deposits at December 31, 2019, as compared to approximately 10% of total deposits a year ago.
(3)	Relationship-Based Commercial Loans: The Business Banking division's loan portfolio crossed the $1 billion threshold at the end of the second quarter of 2019 and ended the year at $1.3 billion compared to $648 million at the end of 2018. This represents 97% year-over-year growth. At December 31, 2019, the Business Banking loan portfolio represented 24% of total loans.
(4)	CRE Concentration Ratio: Our efforts to diversify the balance sheet resulted in the consolidated regulatory CRE concentration ratio dropping to 663% at year-end 2019 versus 703% the prior year.
(5)	Non-Interest Income: The Bank has made significant investments in our Small Business Administration (“SBA”) business, in the development of a commercial swap program for our clients, and in commercial service fee income generation. We grew annual non-interest income, excluding securities gains and losses, by over 37% on a year-over-year basis.

To summarize: Dime made quantifiable progress on all 5 fronts and positive patterns and trends began to emerge in our financial statements.

Reported book value per share and tangible book value per share (defined as tangible common equity divided by the number of shares outstanding; please refer to Appendix 1 within this Proxy for the computation) grew to $16.98 and $15.39, respectively, at December 31, 2019. The Company returned approximately 129% of net income generated in 2019 to shareholders, via a combination of dividends and share repurchases.

2019 Key Compensation Decisions

In light of the important achievements in 2019, the Compensation and HR Committee set the total compensation packages for the NEOs in line with their responsibilities and roles at Dime.

•	Base salaries were held flat by the Compensation and HR Committee, with the exception of Mr. Reddy to reflect his appointment to CFO and new responsibilities.
•	The Company granted performance equity awards under the Company’s LTI based on reported ROAA percentile, with a potential negative modifier for Total Shareholder Return.
•	2019 AIP payouts were made at 49.0% of corporate targets for all NEOs, and 150% of individual target for Messrs. Mahon, Reddy, Lubow, and Volino, and 83% for Mr. Gunther.

Governance Best Practices

The Compensation and HR Committee, with the assistance of our independent compensation consultant, routinely reviews our compensation practices to ensure they support our compensation philosophy, are risk appropriate, market competitive and align our executives with shareholder interests. To further these objectives we:

•	Focus a substantial portion of pay based on achievement of predefined performance objectives as well as macro level view of performance and behaviors that enables assessment of not only accomplishments but also how they were achieved;
•	Maintain a recoupment policy for all incentive compensation paid to our NEOs in the event of a financial restatement;
•	Have stock ownership guidelines which set forth minimum stock ownership requirements for our NEOs;
•	Conduct risk assessments of our incentive compensation programs;
•	Maintain anti-hedging and pledging policies;
•	Pay long-term incentives in Company stock (including performance-based shares) to align NEO incentive compensation with shareholder interests; and
•	Include double triggers on potential change in control severance payments.

Say on Pay Results

At the Company’s 2019 annual shareholder’s meeting, we received strong support for our executive compensation programs with 94.8% of the votes by shareholders cast in favor of a non-binding resolution to approve NEO compensation. The Compensation and HR Committee typically regards the results of this vote as support of its approach to NEO compensation, and, does not change its overall executive compensation policies or programs as a consequence of the shareholder vote.

The recent pandemic caused by the coronavirus (“COVID-19”) continues to have an impact on the overall economic conditions of the United States, including the banking industry. The Compensation and HR Committee considered the uncertainty caused by the COVID-19 pandemic in developing the performance metrics for the annual and long-term incentives for the executive officers. In recognition of the uncertainty and longevity of the effects of the pandemic on the U.S. economy and the banking industry, the annual and long-term incentive plans for executives permit the exercise of discretion by the Compensation and HR Committee. The Committee intends to monitor the developments over the course of the upcoming months. As always, the Company continues to seek annual shareholder feedback on our compensation programs and encourages shareholder feedback.

Our Compensation Philosophy

The goals of the executive compensation program are to enable the Company to attract, develop and retain an executive team capable of maximizing the Company’s performance for the benefit of its shareholders. The Company’s executive compensation philosophy is, consistent with prudent banking business practices, to provide competitive target compensation opportunities with actual amounts earned commensurate with its financial performance and the generation of long-term value for shareholders through dividends and stock price appreciation. To accomplish these goals, the Company sets a base salary to provide a reasonable level of predictable base income and near- and long-term performance-based compensation to provide the NEOs with clear opportunities to increase the value of their compensation by positive contribution to stockholder interests. Pay opportunities are targeted at market median with the ability to increase or decrease actual pay earned based on our performance. The pay elements are intended to balance an appropriate mix of risk and return. Annual incentive awards are designed to provide incentives to encourage efforts to attain near-term goals, which do not encourage excessive risk taking. Long-term performance-based and time-vested restricted stock awards align executive’s interests with the Company’s shareholders and serve to retain executives over the long term.

Pay Mix

Our compensation program consists of three primary components: (i) base salary, (ii) cash-based, annual incentive awards (“AIP”), and (iii) equity-based, long-term incentive awards (“LTI”). We also offer certain retirement and other benefits. During 2019, the Company was a party to employment agreements with Mr. Mahon, and a party to change in control agreements with Messrs. Reddy, Lubow, Volino, Gunther, and Rizzo. The target pay mix for the CEO and average NEO for 2019 is illustrated in the following charts, which excludes the one-time special RSA grants to executive officers, discussed further in the CD&A under “2019 Special RSA Grants”:

Executive Compensation Program Components and 2019 Pay Decisions

Components of our NEO Compensation Program

•	Base salary;
•	Annual cash incentives;
•	Long-term equity incentives;
•	Employment and Change in Control Agreements; and
•	Retirement benefits and limited perquisites.

Base Salary

The Company seeks to pay competitive base salaries that provide a reasonable level of recurring income to reflect each executive’s role. Executive base salary levels are generally reviewed on an annual basis in comparison to market benchmarking and adjusted as appropriate, with no guarantee of annual increases. Base salaries are targeted at market median with the ability to reflect performance, experience, contribution and unique roles. The Company desires to compensate executives fairly while being sensitive to managing fixed costs.

For 2019 NEO base salaries, the Compensation and HR Committee considered prevailing market conditions, individual contributions, Company performance, and competitive market perspective conducted by a nationally recognized compensation consulting firm. The salary increase for Mr. Reddy was increased to reflect his appointment to CFO and added responsibilities.

Name	2018 Salary	2019 Salary	% Increase
Kenneth J. Mahon	$825,000	$825,000	0.0%
Avinash Reddy(1)	275,000	355,000	29.1%
Stuart H. Lubow	475,000	475,000	0.0%
Robert S. Volino	445,000	445,000	0.0%
Conrad J. Gunther	350,000	350,000	0.0%
James L. Rizzo	262,952	262,952	0.0%
(1)	Mr. Reddy’s salary increase reflects his promotion to CFO effective January 1, 2019.

2019 Annual Incentive Plan (“AIP”)

Our 2019 Annual Incentive Plan, also referred to as our AIP, is a short-term incentive plan administered under our 2013 Equity and Incentive Plan to provide our NEOs with the opportunity to earn an annual cash award based on the achievement of pre-defined corporate, strategic, and individual performance goals. We designed our 2019 AIP to encourage teamwork and collaboration while recognizing the unique roles/contributions each executive has in driving our strategic plan and business performance.

The following table sets forth the award opportunities for each of our NEOs under the 2019 AIP (1).

Name and Principal Positions	Salary	Threshold Payout ($) and % of Salary	Target Payout ($) and % of Salary	Stretch Payout ($) and % of Salary
Kenneth J. Mahon	$825,000	$268,125	$536,250	$804,375
President and CEO		32.5%	65.0%	97.5%

Avinash Reddy	355,000	$71,000	$142,000	$213,000
SEVP and CFO		20.0%	40.0%	60.0%

Stuart H. Lubow	475,000	$106,875	$213,750	$320,625
SEVP and CBO		22.5%	45.0%	67.5%

Robert S. Volino	445,000	$100,125	$200,250	$300,375
SEVP and COO		22.5%	45.0%	67.5%

Conrad J. Gunther	350,000	$70,000	$140,000	$210,000
EVP and CLO		20.0%	40.0%	60.0%
(1)	Mr. Rizzo did not participate in the 2019 AIP as he was not an executive officer, an eligibility requirement of the plan.

Target dollars noted in the above chart represent the payout level for performance at threshold, target, and stretch, with payout at threshold equal to 50% of the target opportunity and stretch equivalent to a payout of 150% of target. Performance below threshold results in no payout under the AIP.

The performance goals were established by the Compensation and HR Committee early in 2019 to assist the Company in meeting its growth and profitability objectives for the year, which were rooted in the formal capital plan reviewed and approved by the Board of Directors (the “Capital Plan’). The two corporate financial measures (“Corporate Goals”) were: Reported Pre-Tax Earnings (50%) and Targeted Deposits (50%). The Compensation and HR Committee also reserves the ability to consider other qualitative measures of performance and to adjust corporate earnings to reflect extraordinary or one-time events in considering the payout for the Corporate Goals component of the AIP.

The Corporate Measures and weighting for the participating NEOs were as follows:

Name and Principal Positions	Corporate Goals	Individual/Strategic Goals
Kenneth J. Mahon – President and CEO	75%	25%
Avinash Reddy – SEVP and CFO	75%	25%
Stuart H. Lubow – SEVP and CBO	75%	25%
Robert S. Volino – SEVP and COO	75%	25%
Conrad J. Gunther – EVP and CLO	25%	75%

For all of our NEOs who participated in the 2019 AIP, the performance criteria used for the 2019 AIP includes individual/strategic goals, although the weighting varies by role.

For Mr. Mahon, the 2019 AIP was based 75% on the Corporate Goals as described above and 25% on individual/strategic goals. The Compensation and HR Committee’s determined that Mr. Mahon’s leadership and guidance were instrumental in making significant progress on each of the 5 “Key Foundational” metrics described in the “Executive Summary of Strategic Highlights for 2019”. In addition, he was responsible for recruiting, nurturing and mentoring numerous individuals that joined Dime to be part of the commercial bank transformation. Given these accomplishments, the Compensation and HR Committee determined that he achieved 150% of his individual/strategic goals.

For Mr. Reddy, the 2019 AIP was based 75% on the Corporate Goals and 25% on individual/strategic goals. As CFO of the Company, Mr. Reddy was charged with oversight of all of the Bank’s financial operations. He was involved in various new strategic initiatives at the Bank, including: being a key part of the core team tasked with the commercial bank charter conversion, oversight and implementation of a new budgeting system to ensure non-interest expenses remained well-controlled, oversight and implementation of the CECL loan loss framework, diversifying the Bank’s sources of wholesale funding, etc. The Compensation and HR Committee considered these efforts and awarded Mr. Reddy with 150% of his individual/strategic performance target under the 2019 AIP.

For Mr. Lubow, who has departmental responsibility for Business Banking, the 2019 AIP award was based 75% on the Corporate Goals and 25% on individual/strategic goals. In connection with the Compensation and HR Committee’s review of Mr. Lubow’s 2019 performance, the Compensation and HR Committee recognized his efforts in the successful commercial bank charter conversion and the continued buildout of the Business Banking division, which contributed to extremely strong growth in non-interest bearing checking accounts and overall balance sheet diversification. Additionally, Mr. Lubow oversaw the successful launch of the Company’s municipal deposit business and oversaw the continued buildout of the Company’s residential and SBA lending platforms. The Compensation and HR Committee awarded Mr. Lubow with 150% of his individual/strategic performance target under the 2019 AIP.

For Mr. Volino, the 2019 AIP was based 75% on the Corporate Goals and 25% on individual/strategic goals. As COO of the Company, Mr. Volino was charged with oversight of various projects that played a key role in the achievement of the Corporate Goals, such as the continued buildout of various technology platforms and firm-wide initiatives to improve operating efficiency. Mr. Volino also devoted significant time focusing on transformation of the branch network to a relationship-based model; significant progress was made in this regard and the Company grew business accounts sourced at the branches by approximately 33% on a year-over-year basis. The Compensation and HR Committee considered these efforts and awarded Mr. Volino with 150% of his individual/strategic performance target under the 2019 AIP.

For Mr. Gunther, who has responsibility to oversee the Company’s lending business, the 2019 AIP was based 25% on Corporate Goals and 75% on individual/strategic goals. Mr. Gunther played a key role in the managing the growth of both the relationship-based loan portfolio and associated non-interest-bearing deposit balances as well as keeping operating expenses controlled for the Business Banking division. Mr. Gunther provided direct oversight of the SBA loan program and his efforts resulted in the Bank receiving the “Preferred Lender” designation by the SBA and attaining a top 10 market share in the NY area by February 2020. The Compensation and HR Committee determined that Mr. Gunther satisfied 83% of his 2019 AIP individual/strategic goals.

Results of the Corporate Measures relative to the pre-established objectives were as follows:

Corporate Measures	Weight	Threshold	Target	Stretch	Result	Result as an Interpolated Percentage of the Target	Weighted Result
Pre-tax Earnings(1)	50%	$54,041	$63,578	$73,115	$50,642	0.0%	0.0%
Targeted Deposits(2)	50%	$779,600	$974,500	$1,169,400	$966,700	98.0%	49.0%
TOTAL							49.0%
(1)	Pre-tax earnings were adjusted for $3.8 million of prepayment penalty expenses recognized as a loss from the extinguishment of debt for high cost borrowings. Please refer to Appendix 1 within this Proxy for a discussion of the non-GAAP adjustments.
(2)	Targeted Deposits is defined as the sum of: Total Commercial Banking deposits, Total Branch Business deposits, and Branch Consumer Checking deposits.

As discussed in the “Executive Summary of Strategic Highlights for 2019”, we made quantifiable progress on each of the 5 “Key Foundational Metrics” that underpin our strategic plan. As outlined in the table above, Targeted Deposits of $966,700 at December 31, 2019 resulted in 98% achievement of Target. Pre-Tax Earnings was impacted by a $20.0 million loan loss provision taken against a single C&I relationship. As specifically noted in the Company’s third quarter of 2019 earnings release, the Company believed there were factors unique to this particular C&I relationship and considered the loss incurred as isolated. Excluding the impact of the aforementioned $20.0 million loan loss provision, Pre-Tax Earnings would have actually been above Stretch. The Compensation and HR Committee chose not to adjust the Pre-Tax Earnings result (i.e., did not add back the loan loss provision, from this single C&I relationship, to Pre-Tax Earnings) and the reported result was deemed to be below Threshold.

To balance incentives to achieve financial results against the need to discourage excessive risk-taking, the Compensation and HR Committee also considered Company performance on supplemental measures, including efficiency ratio, non-performing assets (in dollars and as a percentage of average total assets), net charge-offs (in dollars and as a percentage of average loans) and capital ratios, relative to historical and peer results.

Based upon the overall financial results, consideration of individual performance of the NEO’s individual goals, and the supplemental risk-based performance, the Compensation and HR Committee approved the annual incentive payouts in the table below. No negative risk adjustments were used. Based on the weight allocation between Company and individual performance, the approved payouts were determined below.

Name	Target	Corporate Performance Achieved (49.0% of target)	Individual Performance (% of Target and $)	Total 2019 AIP Payment	Total Payment as a % of Target
Kenneth J. Mahon	$536,250	$197,070	$201,094 (150%)	$398,164	74.3%
Avinash Reddy	142,000	52,184	53,250 (150%)	105,434	74.3%
Stuart H. Lubow	213,750	78,552	80,156 (150%)	158,708	74.3%
Robert S. Volino	200,250	73,591	75,094 (150%)	148,685	74.3%
Conrad J. Gunther	140,000	17,150	86,733 (83%)	103,883	74.2%
Total for NEOs	1,232,250	$418,547	$496,327	$914,874

2019 Long Term (Equity) Incentive (“LTI”) Program

The foundation of our compensation philosophy is pay for performance, therefore we have designed a Long Term Incentive (“LTI”) Program that aligns our executives with our long-term performance and resulting shareholder value. We believe our 2019 LTI is an effective means of creating a link between the interests of our shareholders, our financial performance and retaining executive management.

Below are the target LTI opportunities for the NEOs participating in the 2019 Program.

Name	Target of Base Salary
Kenneth J. Mahon, President and CEO	65%
Avinash Reddy, SEVP and CFO	40%
Stuart Lubow, Senior EVP and CBO	45%
Robert S. Volino, Senior EVP and COO	45%
Conrad J. Gunther, EVP and CLO	40%
(2)	Mr. Rizzo did not participate in the 2019 LTI as he was not an executive officer, an eligibility requirement of the plan.

The LTI is administered under the Company’s 2013 Equity and Incentive Plan. The 2019 LTI were granted as 60% of performance share awards (“PSAs”) and 40% as time-vested restricted stock awards (“RSAs”).

The PSAs were granted at target and vest based on 3-year (i.e. 2019 – 2021) Relative Total Shareholder Return (“TSRs”), compared to a broad Bank Industry Index, and 3-year ROAA. The PSAs are performance based and will only vest based on performance related to our profitability and relative shareholder returns. The remaining 40% of the LTI were granted in the form of time-vested RSA with 4 year incremental vesting (i.e. 25% per year). The RSAs support our goal of executive ownership and shareholder alignment as well as provides powerful retention of key executives.

The following table sets forth the performance goals for the PSAs. Once the defined threshold level of performance is achieved, payouts can vary from 50% of the target for the threshold level of performance to a maximum payout of 150% of the target for stretch performance. Payouts will be interpolated between these points.

Measure	Weight	Threshold	Target	Stretch
3-Year Relative TSR	50%	35th percentile	50th percentile	75th percentile
3-Year ROAA	50%	0.73%	0.92%	1.10%

The following table sets forth the 2019 LTI opportunities for each NEO:

	Performance- based	Time-vested
Name	PSA	Number of Shares of RSA (#)	Grant Date Fair Value of RSAs ($)(1)	Total Value
Kenneth J. Mahon	$297,000	10,323	$198,000	$495,000
Avinash Reddy	170,400	5,922	113,600	284,000
Stuart H. Lubow	285,000	9,906	190,000	475,000
Robert S. Volino	267,000	9,280	178,000	445,000
Conrad J. Gunther	168,000	5,839	112,000	280,000
(1)	Calculated based upon a grant date fair value of $19.18 per award, the closing price of the Common Stock on March 28, 2019.

The Compensation and HR Committee does not have discretion to increase the size of the payout or to award compensation if the goals are not met, but may exercise negative discretion considering the Company’s performance relative to peers and other relevant factors. PSA’s granted in 2019 are awarded as shares of Common Stock in the first quarter of 2022 if the NEO is employed on December 31, 2021 and based on actual performance. If an NEO’s employment terminates prior to the end of a performance period due to death, disability or retirement, the Company’s obligation will be prorated for performance as of the date of termination and paid at the end of the performance period unless the Compensation and HR Committee determines otherwise. The Compensation and HR Committee may provide for immediate payout in the case of death. In the event of a change of control, performance will be assessed through the change of control date and a prorated payment made as soon as possible after that date. If the actual performance results cannot be calculated, the target will be used.

2019 Special RSA Grants

With a new executive leadership team in place at the beginning of 2019, the Compensation and HR Committee recognized that this team would be driving the Company going forward in its transformation from a mono-line thrift to a more diversified commercial bank. The Committee expressed its desire for executive management to have meaningful ownership in the Company in order to incentivize a successful execution of the Company’s strategic plan. As such, the Committee awarded a one-time special RSA grant to the executive team, with the exception of the CEO, Mr. Mahon (who already has meaningful equity ownership in the Company given his tenure). The special RSA grant was based on a predetermined percentage, as approved by the Committee, of each executive’s base salary and will vest in equal installments over four years. Mr. Rizzo did not participate in the 2019 Special RSA Grant.

The following table sets forth the 2019 Special RSA grant for each NEO:

			Time-vested
Name	Salary	%	Number of Shares of RSA (#)	Grant Date Fair Value of RSAs ($)(1)
Avinash Reddy	355,000	60.0	10,650	213,000
Stuart H. Lubow	475,000	50.0	11,875	237,500
Robert S. Volino	445,000	50.0	11,125	222,500
Conrad J. Gunther	350,000	60.0	10,500	210,000
(1)	Calculated based upon a grant date fair value of $20.00 per award, the closing price of the Common Stock on August 1, 2019.

Payout Under 2017 - 2019 LTI Program.

The 2017 LTI were granted as 60% of performance share awards (“PSAs”) and 40% as time-vested restricted stock awards (“RSAs”). The time-vested restricted stock awards vest 25% per year and will continue to vest through 2020.

The PSAs consisted of two metrics, 3-year relative ROAA and 3-year relative ROAE, each split evenly. The performance period was January 1, 2017 to December 31, 2019. Actual performance was assessed in March 2020, resulting in no payout under this plan as the actual results were below threshold. The established performance goals and actual achievement levels for the measurement period are shown in the following tables:

Performance Goal	Weight	Threshold	Target	Stretch	Result	Achievement (% of Target)	Weighted Achievement(1)
3-year relative ROAA	50%	30th percentile	50th percentile	75th percentile	10th percentile	0.0%	0.0%
3- year relative ROAE	50%	30th percentile	50th percentile	75th percentile	20th percentile	0.0%	0.0%
TOTAL							0.0%

Executive Agreements

Employment and Change in Control Employment Agreements

During 2019, the Bank and the Company maintained employment agreements with Mr. Mahon that protected both the Company and the executive in the event of certain separation events. In 2019, the Company entered into Change in Control Employment Agreements (“Change in Control Agreements”) with Messrs. Reddy, Lubow, Volino, Gunther, and Rizzo. The Change in Control Agreements with Messrs. Lubow and Gunther replace their prior employment agreements. The Change in Control Agreements with Messrs. Volino and Rizzo replace their prior retention agreements. The employment agreement for Mr. Mahon generally protects Mr. Mahon in the event of certain terminations of employment, including within three years following a change in control. The Change in Control Agreements generally protect the covered individuals in the event of certain terminations of employment within two years following a change in control. The Compensation and HR Committee believes the terms of our employment agreements are in line with industry standards and are necessary to maintain a stable management team. See “Executive Compensation - Agreements with Our Named Executive Officers Upon Termination of Service and Change in Control” for additional information on the agreements.

Retirement Benefits and Perquisites

Retirement Plan.The Bank maintains the Retirement Plan of Dime Community Bank (the “Retirement Plan”), a noncontributory, tax-qualified defined benefit pension plan for all eligible employees. Only Messrs. Mahon and

Rizzo are participants in the plan as all participant benefits under the Retirement Plan were frozen effective April 1, 2000, and no benefits have been accrued under the Retirement Plan since that date.

KSOP. The Bank maintains the KSOP, which allows eligible employees, including the NEOs, to supplement their retirement savings with elective deferral contributions that we match at specified levels. The KSOP also provides for additional discretionary employer contributions, subject to the Internal Revenue Code (“Code”) contribution limits.

Benefit Maintenance Plan (“BMP”). The BMP is a non-qualified deferred compensation plan that provides our NEOs with supplemental retirement benefits. We believe the benefits provided through the BMP reflect competitive practices for similarly-situated officers employed by our peers whose tax-qualified retirement benefits are limited by the Code. The Compensation and HR Committee reviews the BMP design periodically with due consideration given to prevailing market practices, overall executive compensation philosophy and cost to the Company. See “Executive Compensation - Pension Benefits” for information on the terms of the BMP. With the exception of Mr. Rizzo, the NEOs and certain other officers are eligible to participate in the BMP.

The Compensation and HR Committee believes that perquisites should be limited in scope and have a business-related purpose. The Compensation and HR Committee periodically reviews perquisites to ensure alignment with the desired philosophy. The Compensation and HR Committee approves specific perquisites or benefits for individuals based on the needs of the position.

In 2019, perquisites for all of the NEOs included either an automobile allowance or the right to use a Company automobile, which are represented under “Executive Compensation - Summary Compensation Table” under footnote 7.

Executive Compensation Process

Role of the Compensation and HR Committee

The Compensation and HR Committee consists of three independent members of the Board. The Chairman of the Compensation and HR Committee presents a summary of each meeting during the Board meetings. The Compensation and HR Committee met six times during the year ended December 31, 2019.

The Compensation and HR Committee’s primary responsibilities include the following:

•	Oversees administration of the process for determining the compensation and benefits of officers and employees of the Company and the Bank.
•	Assists the Board in its oversight of the human resources activities of the Company and its subsidiaries.
•	Evaluates the performance of the CEO and executive officers in determination of base salary.
•	Evaluates the annual incentive program, based on Corporate and Individual performance components, in determination of cash awards to the CEO and executive officers.
•	Evaluates the long-term incentive program, based on the Company’s absolute and relative performance, in determination of cash and equity awards.
•	Reviews and approves all NEO agreements.
•	Recommends Director compensation to the Board.
•	Oversees the Company’s compliance with all regulations related to executive compensation.
•	Reviews and approves the CD&A.

The Compensation and HR Committee, with the assistance of management and its independent compensation consultant, reviews its philosophy and executive compensation programs annually.

Role of Management

In order for the Compensation and HR Committee to make decisions regarding base salary, annual and long-term incentives, and other aspects of the Company’s benefit programs, members of Management and Human Resources (“HR”) are asked to provide input on Corporate objectives and individual performance goals. Input from members of Management and HR are considered to be suggestions and recommendations for the Compensation and HR Committee’s consideration.

Role of the Compensation Consultant and Advisors

The Compensation and HR Committee utilizes legal counsel, as necessary, and a nationally recognized compensation consulting firm, to assist in performing its duties. The Compensation and HR Committee relies on legal counsel to advise on its obligations and rights under applicable corporate, securities and employment laws, to assist in interpreting the Company’s obligations and rights under compensation plans and agreements, and to draft plans and agreements to document business decisions. Meridian Compensation Partners LLC (“Meridian”) served as independent advisor to the Compensation and HR Committee for benchmarking and decisions related to the 2019 compensation program.

The Compensation and HR Committee evaluated the independence of the compensation consulting firm to assess whether its work raised conflicts of interest under NASDAQ listing standards and SEC rules. Based on this review, Meridian was both determined to be independent and its work did not raise any conflicts of interest.

Benchmarking and Peer Group

In making executive compensation decisions, the Compensation and HR Committee seeks to maintain a strong linkage between pay and corporate performance, both in absolute terms and in relation to a designated peer group. The Compensation and HR Committee uses a peer group to review pay program competitiveness and to assess corporate performance. The members of our peer group are reviewed each year to determine relevance of the peer set.

The table below shows how the peer group was chosen and how it is used:

HOW THE PEER GROUP IS CHOSEN
The Company approximates the median total asset size of the peer group.	The Company approximates the median market capitalization of the peer group.
The peer group members operate in the Company’s region.	The peer group has a similar overall business model to the Company.
The Company engages a nationally recognized compensation consulting firm to evaluate and recommend an appropriate peer group.

HOW THE COMPENSATION AND HR COMMITTEE USES THE PEER GROUP
For input in developing base salary ranges, annual incentive targets and LTI award ranges.	To benchmark share ownership guidelines.
To assess the competitiveness of total direct compensation awarded to executives.	To validate whether executive compensation programs are aligned with Company performance.
As an input in designing compensation plans, benefits and perquisites.

The peer group utilized was comprised of the following companies in 2019:

Company Name(2)	City and State of Corporate Headquarters	Total Assets(1)
Bridge Bancorp, Inc.	Bridgehampton, NY	$4.92
ConnectOne Bancorp, Inc.	Englewood Cliffs, NJ	6.17
Customers Bancorp, Inc.	Wyomissing, PA	11.52
Eagle Bancorp, Inc.	Bethesda, MD	8.99
First of Long Island Corporation	Glen Head, NY	4.10
Flushing Financial Corporation	Uniondale, NY	7.02
Investors Bancorp, Inc.	Short Hills, NJ	26.70
Kearny Financial Corp.	Fairfield, NJ	6.61
Lakeland Bancorp, Inc.	Oak Ridge, NJ	6.71
Northfield Bancorp, Inc.	Woodbridge, NJ	5.06
Northwest Bancshares, Inc.	Warren, PA	10.49
OceanFirst Financial Corp.	Toms River, NJ	8.25
Peapack Gladstone Financial Corporation	Gladstone, NJ	5.18
Provident Financial Services, Inc.	Iselin, NJ	9.81
Sandy Spring Bancorp, Inc.	Olney, MD	8.63
TrustCo Bank Corp NY	Glenville, NY	5.22
WSFS Financial Corporation	Wilmington, DE	12.26
Median		7.64
Dime Community Bancshares, Inc.	Brooklyn, NY	6.35
(1)	As of December 31, 2019. Amount is in billions.
(2)	Oritani Financial Corp. was acquired in December 2019, and financial information is no longer available for this Company.

In addition to the peer group, the Compensation and HR Committee considers market data from published industry surveys to supplement the proxy data and provide data for executives who are not NEOs.

Other Compensation Policies/Practices

Stock Ownership and Retention Requirement - The Company has a policy that requires executives to own shares of Common Stock with an aggregate value tied to a multiple of their base salary. Mr. Mahon’s guideline is to own shares with an aggregate value of at least equal to 500% of his annual rate of base salary. Senior Executive Vice Presidents are required to own with an aggregate value at least equal to 300% of their annual rate of base salary, Executive Vice Presidents are required to own shares with an aggregate value at least equal to 200% of their annual rate of base salary. The stock ownership requirement is phased in ratably over five years for newly appointed executive officers. Shares owned directly and in vested retirement accounts, shares in vested accounts under the Company’s BMP and unvested restricted stock awards count toward these limits. Unexercised stock options do not count toward these requirements. The following table indicates the stock ownership requirement applicable to each NEO based on the salary of each NEO and the stock price, as well as the stock ownership of each, as of the Record Date:

Name of NEO(5)	Stock Ownership Requirement (multiple)(1)	Stock Ownership Requirement at Record Date (# of Shares)	Stock Ownership at Record Date (# of Shares)	Stock Ownership Value at Record Date(2)
Kenneth J. Mahon	5x	294,853	564,335	$7,895,047
Avinash Reddy(2)	3x	80,415	28,246	395,162
Stuart H. Lubow(3)	3x	101,858	66,428	929,328
Robert S. Volino	3x	95,425	110,504	1,545,951
Conrad J. Gunther(4)	2x	50,036	23,734	332,039
(1)	The closing price of the Common Stock on the Record Date was $13.99.
(2)	Mr. Reddy was hired in April 2017 and was promoted to SEVP in March 2020.
(3)	Mr. Lubow was hired in January 2017.
(4)	Mr. Gunther was hired in December 2016.
(5)	Mr. Rizzo was not subject to the stock ownership requirement as he was not an executive officer.

The Company’s policy further requires that each executive officer who is not in full compliance with the Company’s stock ownership guidelines must retain 100% of the net shares (after taxes and acquisition costs) acquired through stock option exercises, restricted stock vesting, and performance stock vesting until he or she attains full compliance with the ownership guidelines.

Recoupment/Clawback Policy - The Company has adopted a policy permitting it to seek recovery of certain performance-based compensation in the event of a financial restatement due to the Company’s material non-compliance with the financial reporting requirements of the federal securities laws. In the event of such a restatement, performance-based compensation paid during the prior three years will be reviewed to determine if the right to, or amount of, the compensation was based on the achievement of performance goals derived from the financial statements and if so, whether the right to, or amount of, the compensation would be different based on the financial restatement. If, based on this review, an overpayment has occurred, the Company may require the recipient to repay the excess amount. This policy applies to the Company’s and Bank’s executive officers.

Restrictions on Hedging and Pledging - Executive officers and Directors of the Company and its subsidiaries are prohibited from: (i) entering into transactions designed to hedge or offset a decrease in the market value of Company stock; and (ii) pledging, hypothecating, or otherwise encumbering shares of Company stock as collateral for indebtedness.

Impact of Accounting and Tax Treatment

Section 162(m) - Under Section 162(m) of the Code (“Section 162(m)”), the Company is generally prohibited from deducting certain forms of compensation in excess of $1,000,000 paid to the Chief Executive Officer and the other “covered employees” as defined in Section 162(m). An exception to this $1,000,000 deduction limitation was available with respect to compensation that qualified as “performance-based compensation” under Section 162(m), which required compliance with certain requirements set forth in Section 162(m) and the applicable regulations. As a result of new tax legislation that went into effect on December 22, 2017, this exception for performance-based compensation was no longer available for taxable years beginning after December 31, 2017, unless such compensation qualifies for certain transitionary relief contemplated in the new tax legislation.

The Company believed that it was generally in the Company’s best interests to design compensation arrangements that were intended to satisfy the requirements for deductibility under Section 162(m). Accordingly, the Company took appropriate actions, to the extent feasible, that were designed and intended to preserve the deductibility of annual incentive and long-term performance awards previously granted to its executive officers who are covered by Section 162(m). However, notwithstanding this general policy, the Company also believes there may be circumstances in which the Company’s interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible.

As a result of the new tax legislation, compensation paid in excess of $1 million to individuals who, following December 31, 2017, are subject to Section 162(m) is not expected to be deductible under Section 162(m) of the Code, unless the compensation qualifies for transitionary relief. Therefore, certain compensation paid under our AIP and certain of our long-term equity awards originally designed with the intent that the amounts would qualify as “performance-based compensation” may not be deductible in the future. Although the Compensation and HR Committee will continue to analyze the impact that Section 162(m) and the potential lack of deduction associated with amounts paid in excess of the deduction limitation may have on the Company, the Compensation and HR Committee continues to retain the flexibility to make decisions with respect to the Company’s compensation programs that are based on factors other than Section 162(m) and related tax consequences. This flexibility may include amending or modifying the design elements of our historical compensation programs to the extent those design elements were principally adopted in an effort to comply with Section 162(m).

Sections 4999 and 280G - Section 4999 of the Code imposes a 20% excise tax on certain “excess parachute payments” made to “disqualified individuals” in connection with a change in control. Under section 280G of the Code, such excess parachute payments are also nondeductible to the Company. If payments that are contingent on a change of control to a disqualified individual (which includes the NEOs) exceed three times the individual’s “base amount” (as defined in the Code), they constitute “excess parachute payments” to the extent they exceed one time the individual’s base amount.

Pursuant to his Employment Agreement, the Company or Bank will reimburse Mr. Mahon for the amount of the excise tax, if any, and make an additional gross-up payment so that, after payment of the excise tax and all income and excise taxes imposed on the reimbursement and gross-up payments, Mr. Mahon would retain approximately the same net after-tax amounts under the Employment Agreement that he would have retained if there was no excise tax. Neither the Bank nor the Company is permitted to claim a federal income tax deduction for the portion of the change of control payment that constitutes an excess parachute payment, the excise tax reimbursement payment or the gross-up payment. The other NEOs’ agreements do not have gross-ups or cut-backs.

Accounting Considerations - The Compensation and HR Committee is informed of the financial statement implications of the elements of the NEO compensation program. However, the probable contribution of a compensation element to the objectives of the Company’s NEO compensation program and its projected economic cost, which may or may not be reflected on the Company’s financial statements, are the primary drivers of NEO compensation decisions.

Risk Assessment

The Company’s compensation program is designed to mitigate risk by: (1) providing non-performance-based salaries, retirement and fringe benefits that permit executives to pay living expenses and plan for the future without reliance on incentives, (2) incorporating cash incentives to reward current successes, in relation to forecast performance derived from the Capital Plan, and (3) including long-term incentives in the form of stock awards and performance-based shares, as well as maintaining stock ownership and retention requirements, to sustain focus on long-term shareholder value. The Compensation and HR Committee exercises discretion in awarding annual incentives, including a retrospective assessment of management’s performance in light of prevailing business conditions, to discourage excessive focus on formulaic goals. This retrospective assessment includes, in addition to financial measures, consideration of indicators of business prudence such as credit quality and capital ratios. Management stock ownership and retention requirements and equity-based retirement benefits provided through the Company’s tax-qualified KSOP and related BMP assure that management retains a significant financial interest in the long-term performance of the Common Stock, and sensitivity to the potential long-term effects of short-term business strategies, throughout their tenure with the Company. The Company believes these features recognize a balance between the need to accept risk exposure in the successful operation of its business and the need to identify and prudently manage such risks.

In addition to assisting with the competitive review of executive compensation, a nationally recognized compensation consulting firm has been engaged to assist the Compensation and HR Committee in conducting a risk review of the Company’s incentive compensation programs. Based upon its review, the compensation consultant indicated its belief that the incentive plans place a proper balance of reinforcing performance while not encouraging inappropriate risk-taking behavior.

Compensation and HR Committee Report

The Compensation and HR Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management; and based on the review and discussions, the Compensation and HR Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement on Schedule 14A for the 2020 Annual Meeting of Shareholders.

COMPENSATION AND HR COMMITTEE OF DIME COMMUNITY BANCSHARES, INC.

Rosemarie Chen, Chair
Kathleen M. Nelson
Omer S. J. Williams

Compensation and HR Committee Interlocks and Insider Participation

There are no interlocks, as defined under the rules and regulations of the SEC, between the Company and the current members of the Compensation and HR Committee and corporations with respect to which they are affiliated, or otherwise.

EXECUTIVE COMPENSATION

The following table provides information about the compensation paid for services rendered in all capacities by the NEOs for the year ending December 31, 2019.

Summary Compensation Table

			Equity Incentive Plan Stock Awards		Non-Equity Incentive Plan Compensation(5)
Name and Principal Positions(1)	Year	Salary(2)	Performance- based Stock Awards(3)	Time- Vesting Restricted Stock Awards(4)	Annual Incentive Award	Long- Term Cash Incentive Award	Change in Pension Value and Nonqualified Deferred Compensation Earnings (6)(7)	All Other Compensation (8)	Total	Total Excluding the Change in Pension Value and Nonqualified Deferred Compensation Earnings(7)
Kenneth J. Mahon President and CEO	2019	825,000	297,000	198,000	201,094	—	211,864	106,722	1,839,680	1,627,816
	2018	825,000	297,000	198,000	454,880	95,700	(3,421)	79,364	1,946,523	1,949,944
	2017	825,000	396,000	264,000	376,984	124,925	117,991	99,921	2,204,821	2,086,830

Avinash Reddy(8) SEVP and CFO	2019	355,000	170,400	326,600	105,434	—	n/a	27,965	985,399	985,399

Stuart H. Lubow(8) SEVP and CBO	2019	475,000	285,000	427,500	158,709	—	n/a	51,713	1,397,922	1,397,922
	2018	475,000	142,500	95,000	192,127	—	n/a	51,295	955,922	955,922
	2017	446,827	—	225,000	172,429	—	n/a	34,261	878,517	878,817

Robert S. Volino(8) SEVP and COO	2019	445,000	267,000	400,500	148,685	—	n/a	37,963	1,299,149	1,299,149
	2018	445,000	133,500	89,000	179,993	41,760	n/a	39,914	929,167	929,167
	2017	420,000	126,000	84,000	170,525	56,516	n/a	47,950	904,991	904,991

Conrad J. Gunther(8) EVP and CLO	2019	350,000	168,000	322,000	103,883	—	n/a	45,335	989,218	989,218
	2018	350,000	84,000	56,000	132,919	—	n/a	50,233	673,152	673,152

James. L. Rizzo SVP and Comptroller	2019	262,952	—	10,516	52,590	—	43,849	21,753	391,660	347,811
	2018	259,821	—	—	42,072	—	(17,038)	24,265	309,129	326,158
(1)	Compensation is presented only for the years in which the individual was an NEO.
(2)	Salary represents amount earned for the fiscal year, whether or not actually paid during such year.
(3)	The amounts reported are the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. Awards consist of performance-based stock awards which vest based on the achievement of certain performance criteria. The performance-based awards assume the probable outcome of performance conditions for the targeted potential value of the award. For valuation and discussion of the assumptions related to these awards, see Note 15 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K. Based on the fair value at grant date, the following are the maximum potential values of the performance shares for the 2019 – 2021 performance period assuming maximum level of performance is achieved: Mr. Mahon, $385,800; Mr. Reddy, $221,345; Mr. Lubow, $370,203; Mr. Volino, $346,833, and Mr. Gunther, $218,222.
(4)	The amounts reported are the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. Awards consist of restricted stock which vests ratably over four years. For valuation and discussion of the assumptions related to these awards, see Note 22 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K. The disclosed amounts do not reflect the value of dividends paid on unvested restricted stock, which is included in the Summary Compensation Table under the caption “All Other Compensation.”
(5)	Amount represents cash payments made to the NEO under the Cash LTI or the AIP in the respective year. Please refer to “Compensation Discussion and Analysis – Compensation Program Components – Long-Term Incentive Program” for the determination of the LTI payout shown for 2019, and “Compensation Discussion and Analysis – Compensation Program Components Short-term Incentive Plan” for the determination of the AIP payout shown for 2019.
(6)	Includes for Messrs. Mahon and Rizzo: (a) the increase (if any) for the fiscal year in the present value of the individual's accrued benefit (whether or not vested) under the Retirement Plan and BMP calculated by comparing the present value of each individual's accrued benefit under both such plans in accordance with FASB ASC Topic 715 (“ASC Topic 715”) as of the plan's measurement date in such fiscal year to the present value of the individual's accrued benefit as of the plan's measurement date in the prior fiscal year, plus (b) the amount of interest accrued on defined contribution deferred compensation balances at a rate in excess of 120% of the applicable federal long-term rate under section 1274(d) of the Code. There were no “above-market earnings” associated with these amounts.

(7)	The Company does not regard amounts reported for 2019 under the caption “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table as recurring compensation. All of the Company’s defined benefit plans have been frozen to future benefits since 2000. The compensation amount associated with Change in Pension Value and Nonqualified Deferred Compensation Earnings therefore results solely from the application of different actuarial valuation assumptions during each period. The 2019 earnings amounts shown in the column entitled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” resulted from increases in the statutory discount rate assumption of 26 basis points for the Retirement Plan valuation and 32 basis points for the BMP valuation, as well as the Society of Actuaries’ recent issuance of new mortality tables projecting longer life expectancies. The amounts in the column entitled “Total Excluding the Change in Pension Value and Nonqualified Deferred Compensation Earnings” represent total compensation excluding the amounts listed in the column entitled “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”
(8)	The NEOs participate in certain group life, health, and disability insurance, retirement and medical reimbursement plans not disclosed in the Summary Compensation Table that are generally available to salaried employees and do not discriminate in scope, terms and operation (other than the BMP). For 2019, the figure shown for each NEO includes the following items:
Name	Life Insurance Premiums	Automobile	KSOP Cash Contribution	BMP (a)	Other (b)	Total
Kenneth J. Mahon	$37,054	$3,264	$14,000	$30,192	$19,484	$106,722
Avinash Reddy	182	—	10,825	7,250	9,709	27,965
Stuart H. Lubow	1,005	7,679	12,600	17,881	12,547	51,713
Robert S. Volino	532	1,223	14,000	11,152	11,056	37,963
Conrad J. Gunther	18,026	4,171	8,400	6,398	8,340	45,335
James. L. Rizzo	791	7,200	13,506	—	256	21,753
(a)	Amount represents BMP benefits earned during the year ended December 31, 2019 associated with the KSOP.
(b)	Amount represents dividends paid on unvested restricted stock awards during 2019 for each NEO.

CEO Pay Ratio

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are required to disclose the reasonable estimate of the ratio of the annual total compensation of our median employee, in terms of compensation, excluding Kenneth J. Mahon, our Chief Executive Officer, to the annual total compensation of Mr. Mahon, calculated in a manner consistent with the Dodd-Frank Act and Securities and Exchange Commission rules.

Our median employee for 2019 was determined using the annualized base W-2 earnings for the year ended December 31, 2019 for all employees who were actively employed on December 31, 2019. We annualized compensation for full-time and part-time permanent employees who were employed on December 31, 2019 but did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees.

The total annual compensation of our median employee, using the same methodology we use to calculate the CEO’s total annual compensation, as reflected in the Summary Compensation Table compensation on the previous page, was $69,517. The annual total compensation of the CEO, Kenneth J. Mahon was $1,839,680. Accordingly, the final pay ratio calculation was 26:1 for 2019.

Grants of Plan-based Awards for Fiscal Year 2019

The following table sets forth information regarding plan-based awards granted to the NEOs during the last fiscal year.

			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			Time-vested Restricted Stock Awards
Executive	Type	Grant Date	Threshold (#)	Target (#)	Stretch (#)	Number of Shares	Grant Date Fair Value of Awards(2)
Kenneth J. Mahon	PSA	3/28/2019	7,742	15,484	23,227	—	—
	RSA	4/30/2019	—	—	—	9,826	$197,994
Avinash Reddy	PSA	3/28/2019	4,442	8,884	13,326	—	—
	RSA	4/30/2019	—	—	—	5,637	113,586
	RSA	8/1/2019	—	—	—	10,650	213,000
Stuart H. Lubow	PSA	3/28/2019	7,429	14,859	22,288	—	—
	RSA	4/30/2019	—	—	—	9,429	189,994
	RSA	8/1/2019	—	—	—	11,875	237,500
Robert S. Volino	PSA	3/28/2019	6,960	13,920	20,881	—	—
	RSA	4/30/2019	—	—	—	8,833	177,985
	RSA	8/1/2019	—	—	—	11,125	222,500
Conrad J. Gunther	PSA	3/28/2019	4,379	8,759	13,138	—	—
	RSA	4/30/2019	—	—	—	5,558	111,994
	RSA	8/1/2019	—	—	—	10,500	210,000
James Rizzo	RSA	1/2/2019	—	—	—	610	10,516
(1)	The information in these columns reflects the range of possible awards for vesting of PSA. The awards will vest based on the achievement of two pre-determined performance goals: 3-year relative TSR and 3-year reported ROAA, for the performance period from January 1, 2019 through December 31, 2021. During March 2019, the Compensation and HR Committee approved threshold, target and stretch opportunities based on consultation with the independent compensation consulting firm. Target performance represents our budget performance, threshold payout level (50% of the target) represents a baseline level of acceptable performance to receive any award and stretch payout (150% of the target) represents exceptional performance.
(2)	The amounts in this column reflect the aggregate grant date fair value of the awards, the closing price of the Common Stock on the grant date, $20.15 as of April 30, 2019. See “Grant of Plan-Based Awards Table” for additional information on the restricted stock award grants.

2004 Stock Incentive Plan. The Company's Board of Directors has adopted the 2004 Stock Incentive Plan, which was approved by the Company's shareholders at their annual meeting held in 2004. Future awards under the plan were terminated upon reaching its tenth anniversary in 2014. The Compensation and HR Committee of the Board of Directors administers the 2004 Stock Incentive Plan and authorized all equity grants. All equity grants under the 2004 Stock Incentive Plan are fully vested. Options granted under the 2004 Stock Incentive Plan are intended to qualify as “incentive stock options” under Section 422 of the Code.

2013 Equity and Incentive Plan. The 2013 Equity and Incentive Plan was adopted by the Company’s Board of Directors and subsequently approved by the Company’s shareholders at their annual meeting held in 2013. The 2013 Equity and Incentive Plan provides the Company with the flexibility to make equity compensation available to Outside Directors, officers (including the CEO) and other employees of the Company or its subsidiaries. As of the Record Date, up to 262,023 shares of Common Stock remained eligible for award grants to either to Directors, NEOs or other officers of the Company under the 2013 Equity and Incentive Plan.

Outstanding Equity Awards at 2019 Fiscal Year End

		Option Awards					Stock Awards
							Restricted Stock		Performance Shares
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(1)	Market Value of Shares of Stock That Have Not Vested ($)(2)	Number of Shares of Stock That Have Not Vested (#)(3)	Market Value of Shares of Stock That Have Not Vested ($)(2)
Kenneth J. Mahon	4/30/2010	3,044	—	—	12.75	4/30/2020	—	—	—	—
	4/29/2011	9,709	—	—	15.46	4/29/2021	—	—	—	—
	4/29/2016	—	—	—	—	—	2,278	47,587	—	—
	4/28/2017	—	—	—	—	—	6,787	141,780	—	—
	4/30/2018	—	—	—	—	—	7,519	157,072	—	—
	4/30/2019	—	—	—	—	—	9,826	205,265	—	—
	3/28/2018	—	—	—	—	—	—	—	16,010	334,449
	3/28/2019	—	—	—	—	—	—	—	15,484	323,461
Avinash Reddy	5/1/2017	—	—	—	—	—	6,427	134,260	—	—
	4/30/2018	—	—	—	—	—	1,253	26,175	—	—
	4/30/2019	—	—	—	—	—	5,637	117,757	—	—
	8/1/2019	—	—	—	—	—	10,650	222,479	—	—
	3/28/2018	—	—	—	—	—	—	—	2,668	55,735
	3/28/2019								8,884	185,587
Stuart H. Lubow	1/3/2017	—	—	—	—	—	5,488	114,644	—	—
	430/2018	—	—	—	—	—	3,608	75,371	—	—
	4/30/2018	—	—	—	—	—	9,429	196,972	—	—
	81/2019	—	—	—	—	—	11,875	248,069	—	—
	3/28/2018	—	—	—	—	—	—	—	7,681	160,456
	3/28/2019	—	—	—	—	—	—	—	14,859	310,405
Robert S. Volino	4/29/2016	—	—	—	—	—			—	—
	4/28/2017	—	—	—	—	—	994	20,765	—	—
	4/20/2018	—	—	—	—	—	2,160	45,122	—	—
	4/30/2019	—	—	—	—	—	3,380	70,608	—	—
	8/1/2019	—	—	—	—	—	8,833	184,521	—	—
	3/28/2018	—	—	—	—	—	11,125	232,401	7,196	150,324
	3/28/2019	—	—	—	—	—			13,920	290,789
Conrad J. Gunther	1/3/2017	—	—	—	—	—	3,171	66,242	—	—
	4/30/2018	—	—	—	—	—	2,127	44,433	—	—
	4/30/2019	—	—	—	—	—	5,558	116,107	—	—
	8/1/2019	—	—	—	—	—	10,500	219,345	—	—
	3/28/2018	—	—	—	—	—	—	—	4,528	94,590
	3/28/2019	—	—	—	—	—	—	—	8,759	182,976
James Rizzo	1/2/2019	—	—	—	—	—	610	12,743	—	—
(1)	Please refer to the sections titled “2004 Stock Incentive Plan” and “2013 Equity and Incentive Plan” or a discussion of the vesting dates for each of the unexercisable options and unvested restricted stock awards.
(2)	Market value is calculated on the basis of $20.89 per share, the closing sale price of the Common Stock on the Nasdaq Stock Market on the final trading day of 2019.
(3)	These shares are subject to vesting based upon the achievement of specific goals. The amounts shown assume the target level of performance is achieved. The actual award, if any, will be determined as of the completion of the performance period for each award.

Grants of restricted stock awards vest in equal annual installments of 25% of each award. Performance shares vest based upon the achievement of specific goals during the 3-year performance period of each award.

Option Exercises and Stock Vested for Fiscal Year 2019

There were no stock option exercises by NEOs during the year ended December 31, 2019. The following table sets forth the stock awards that vested for and the option awards that were exercised by, the NEOs during the last fiscal year:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kenneth J. Mahon	10,140	204,321
Avinash Reddy	417	8,403
Stuart H. Lubow	3,946	71,527
Robert S. Volino	4,087	82,353
Conrad J. Gunther	2,293	41,592
James L. Rizzo	—	—
(1)	Amount calculated on the basis of the closing price for a share of Common Stock on the Nasdaq Stock Market for various grants to the NEOs which contractually vested on that date.

Pension Benefits

Retirement Plan. The Bank sponsors the Retirement Plan, a non-contributory, tax-qualified defined benefit pension plan for eligible employees. Effective April 1, 2000, all participant benefits under the Retirement Plan were frozen, and no benefits have been accrued under the Retirement Plan since that date. Messrs. Reddy, Lubow, Volino and Gunther are not eligible to participate in the plan. The Retirement Plan provides each participant, including Messrs. Mahon and Rizzo, a benefit equal to 2% of the participant's average annual earnings multiplied by the participant's years (and any fraction thereof) of eligible employment (up to a maximum of 30 years). The benefit is not reduced by a Social Security offset. Participants are fully vested in his or her benefit under the Retirement Plan after five years of service. The Retirement Plan is funded by the Bank on an actuarial basis and all assets are held in trust by the Retirement Plan trustee.

BMP. Our BMP is a non-qualified deferred compensation plan with both a defined benefit and defined contribution component. The BMP provides eligible employees who are members of a select group of management with benefits that would be due under the Bank’s tax-qualified plans, if such benefits were not limited under the Code. Benefit accruals with respect to the defined benefit component of the BMP were eliminated in April 2000 in connection with the Retirement Plan freeze. However, the present value of the BMP benefits related to the Retirement Plan continues to increase as the participating NEOs approach normal retirement age. Messrs. Mahon, Reddy, Lubow, Volino and Gunther (defined contribution portion only) participated in the BMP in 2019. Mr. Rizzo was not eligible to participate in the plan.

The following table sets forth information regarding pension benefits accrued by the NEOs as of December 31, 2019 under our Retirement Plan and BMP.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year($)(2)
Kenneth J. Mahon	Retirement Plan	19.7	$1,185,278	—
	BMP (Defined Benefit Portion)	19.7	330,126	—
James L. Rizzo	Retirement Plan	13.4	221,956	—
(1)	The figures shown are determined as of the plan's measurement date during 2019 under accounting principles generally accepted in the U.S. (“U.S. GAAP”), as disclosed in Notes 1 and 21 to the Company's audited consolidated financial statements included in the Company's 2019 Annual Report on Form 10-K. The discount rate and other assumptions used for this purpose are discussed in Note 21 to the audited consolidated financial statements included in the Company's 2019 Annual Report on Form 10-K. The assumed mortality rates were as follows: Mr. Mahon, 1.09% and Mr. Rizzo, 0.59%.

Non-Qualified Deferred Compensation

The following table shows the 2019 activity for each of our NEOs, as well as their defined contribution account balances in our BMP. The defined benefit component of the BMP is discussed under “Pension Benefits – BMP” above. The defined contribution component noted in this table reflects the supplemental retirement benefit each NEO received due to the compensation limitations imposed by the Code on benefits provided under tax-qualified plans, such as our KSOP in the BMP. No executive contributions were made under the BMP in fiscal 2019.

Name	Company Contributions in Last Fiscal Year($)(1)	Aggregate Losses in Last Fiscal Year($)(2)	Aggregate Withdrawals/ Distributions($)(3)	Aggregate Balance at Last Fiscal Year End ($)(1)
Kenneth J. Mahon	$32,921	$607,096	$75,777	$5,336,777
Avinash Reddy	7,250	—	—	7,250
Stuart H. Lubow	17,881	1,706	—	37,207
Robert S. Volino	11,152	12,029	860	94,873
Conrad J. Gunther	6,398	575	—	12,913
(1)	Company contributions in the last fiscal year and aggregate balance at last fiscal year end both reflect compensation items recognized in 2019 in the Summary Compensation Table.
(2)	Earnings did not accrue at above-market or preferential rates. These numbers are not reflected in the Summary Compensation Table.
(3)	Amount represents pass through dividends on shares of Common Stock held in the KSOP component of the BMP.

Potential Payments to Our Named Executive Officers Upon Termination of Service or Change in Control

The following table provides an estimate of the value of NEO potential post-termination and change of control benefits under the Employment Agreement with Mr. Mahon, the Change in Control Agreements with Messrs. Reddy, Lubow, Volino, Gunther, and Rizzo, and certain other benefits and compensation arrangements. These estimates assume the termination of employment or change in control as of December 31, 2019. Tax-qualified benefits payable under the Pension Plan, the KSOP and vested balances under our non-qualified plans are not included in this table. Our NEOs receive only earned and vested compensation and benefits as of their termination date upon voluntary termination of service. Mr. Mahon maintains separate employment agreements with the Bank and the Company which have substantially similar terms and conditions. For purposes of the table below, the employment agreements with Mr. Mahon will collectively be referred to as the Employment Agreement. The Company’s common stock closing price on December 31, 2019 was $20.89.

The payments to our NEOs are governed by various agreements and arrangements described in the footnotes to the table. The timing of the payments described below may be subject to a delay in the event an NEO is considered a “Specified Employee” and defined under Section 409A of the Code.

	Kenneth J. Mahon	Avinash Reddy	Stuart H. Lubow	Robert S. Volino	Conrad J. Gunther	James L. Rizzo
Death
Death Benefit(1)	$2,475,000	$—	$—	$—	$—	$—
Restricted Stock Award(5)	371,746	277,323	376,100	324,887	255,565	8,502
Performance-based Stock Award(6)	164,729	50,331	94,826	88,837	55,898	—

Disability
Disability Benefit(2)	2,475,000	—	—	—	—	—
Restricted Stock Award(5)	371,746	277,323	376,100	324,887	255,565	8,502
Performance-based Stock Award(6)	164,729	50,331	94,826	88,837	55,898	—

Discharge without Cause or Resignation with Good Reason – No Change in Control
Severance Pay(3)	3,702,923	—	—	—	—	—
Health and Welfare Benefits(4)	62,555	—	—	—	—	—

	Kenneth J. Mahon	Avinash Reddy	Stuart H. Lubow	Robert S. Volino	Conrad J. Gunther	James L. Rizzo
Discharge without Cause or Resignation with Good Reason – Change in Control Related
Severance Pay(3)	3,949,500	1,485,377	2,133,331	1,859,712	1,001,909	347,354
Health and Welfare Benefits(4)	62,555	—	—	—	—
Restricted Stock Award(5)	551,705	500,671	635,056	553,418	446,127	12,743
Performance-based Stock Award(6)	164,729	50,331	94,826	88,837	55,898	—
Tax Indemnification Payment(7)	1,897,702	—	—	—	—	—
(1)	Mr. Mahon’s employment agreement provides that if Mr. Mahon dies while in employment with the Company and the Bank his beneficiaries will receive a death benefit payable through life insurance or otherwise equal to three times his then annual base salary. Mr. Mahon’s beneficiaries are also entitled to an additional cash payment equal to any earned but unpaid salary and the value of his unused vacation days and floating holidays in the year of his death. All vested benefits under the Bank and Company sponsored compensation plans and arrangements in which Mr. Mahon participated will be distributed following his death in accordance with the terms of the respective arrangements. The cash death benefit under Mr. Mahon’s employment agreement is payable within 30 days of his death.
(2)	The disability benefits provided under Mr. Mahon’s employment agreement is the same as the respective death benefits described in footnote (1) above. Mr. Mahon is also eligible to receive payments under the Bank’s disability insurance program.
(3)	In the event of a termination without cause or a resignation with good reason not in connection with a change in control, Mr. Mahon’s employment agreement provides for a lump sum salary severance payment in an amount equal to the present value of the salary that the executive would have earned if he had worked for the Company and the Bank during the remaining unexpired employment period at the highest annual rate of salary (assuming, if a change in control has occurred, that annual 6% salary increases would apply from the time of the change in control); a lump sum severance payment related to the annual cash incentive award in an amount equal to the lump sum salary severance, multiplied by the greater of (i) the target annual cash incentive bonus award (expressed as a percentage of salary) in effect at the time of termination, or (ii) the average of the actual annual cash incentive bonus payments (expressed as a percentage of salary) earned for the most recent three years, and a lump sum payment in an amount approximately equal to the present value of matching contributions for three years of participation in the KSOP, and the present value of excess benefits under the BMP that would have been due for three years participation in the KSOP if such benefits were not limited under the Code (assuming, if a change in control has occurred, that annual 6% salary increases would apply from the time of the change in control). Each such present value is determined using a discount rate of six percent per annum, compounded with the frequency corresponding to the regular payroll periods. In the event of a delay in payments for Mr. Mahon, all payments will be held in a grantor trust which satisfies the requirements of Revenue Procedure 92-65 until the date the payments can be made under Section 409A. Under the Change in Control Agreements with Messrs. Reddy, Lubow, Volino, Gunther and Rizzo, in the event of a change in control, the executive officer is entitled to certain employment protections during the period beginning on the date of a change in control and ending on the second anniversary of that date. If, during that period, the executive officer’s employment is terminated by the executive officer for good reason or by the Company for a reason other than for cause, death or disability, then within 30 days after the date of termination, the executive officer shall receive a lump sum severance equal to the aggregate of: (i) a portion of the recent bonus pro-rated through the date of termination; (ii) three times his annual base salary and most recent bonus in the case of Messrs. Reddy, Lubow and Volino, two times his annual base salary and most recent bonus in the case of Mr. Gunther, and one times his annual base salary and most recent bonus in the case of Mr. Rizzo; (iii) the amount of contributions under the savings plans that the executive officer would receive if his employment continued for three years in the case of Messrs. Reddy, Lubow, and Volino, two years in the case of Mr. Gunther, and one year in the case of Mr. Rizzo, following the date of termination; and (iv) an amount equal to 150% of the premiums for healthcare and life insurance coverage under the Company’s healthcare plans that the Company would have paid if the executive officer continued his employment for three years in the case of Messrs. Reddy, Lubow and Volino, two years in the case of Mr. Gunther, and one year in the case of Mr. Rizzo, following the date of termination.
(4)	In the event of a termination without cause or a resignation with good reason, Mr. Mahon’s employment agreement provides for continued group life, health (including hospitalization, medical, major medical, and dental), accident and long-term disability insurance benefits, in addition to benefits to which the executive is entitled as a former employee, after taking into account the coverage provided by any subsequent employer. These continued benefits will be provided if and to the extent necessary to provide the executive and his family and dependents for a period of three years following termination of employment, with coverage identical to, and in any event no less favorable than, the coverage to which they would have been entitled under plans in effect on the date of termination of employment. If Mr. Mahon’s termination of employment occurs after a change in control, he may elect coverage to which he would be entitled under plans in effect on the date of his termination of employment or during the one-year period ending on the date of such change in control. These continued benefits will be determined as if Mr. Mahon had continued working for the Company during the remaining unexpired employment period as defined in the Employment Agreement at the highest annual rate of compensation (assuming, if a change in control has occurred, that annual 6% salary increases would apply from the time of the change in control) under the employment agreement.
(5)	All outstanding restricted stock awards granted under the 2013 Equity and Incentive Plan vest upon a change of control with a qualifying termination unless they were forfeited prior to such qualifying termination becoming effective. In addition, for grants under either Plan, accelerated vesting occurs on a pro-rated basis for restricted stock awards in the event of retirement, death or disability. The figures shown are calculated based on a per share value of $20.89, which was the closing sale price for a share of Common Stock on December 31, 2019. There are no restricted stock awards outstanding under the 2004 Stock Incentive Plan.
(6)	In 2017, each of the NEOs other than Messrs. Lubow, Gunther, and Rizzo were granted PSAs with a performance period ending December 31, 2019. In 2018, each of the NEOs other than Mr. Rizzo was granted PSAs with a performance period ending December 31, 2020. Descriptions of the award levels and criteria are set forth in the “Compensation Discussion and Analysis – Compensation Program Components – Long-term Incentive Plan.” Upon a change of control, death, disability or retirement, each amount is pro-rated based on performance through the date of such event. Since the amount of the performance awards cannot be determined at this time, the estimate has been prepared based on the target opportunities under each award.

(7)	In the event Mr. Mahon receives payments and benefits in connection with a change in control that exceed the limits imposed under Section 280G of the Code (“excess parachute payments”), those payments and benefits would be subject to a 20% excise tax under Section 4999 of the Code and the deduction for said payments would be lost by the Company and the Bank. In order to put Mr. Mahon in the same economic position he would have been had there been no excise tax, Mr. Mahon’s employment agreement provides him, on an after-tax basis, with a payment for any excise taxes triggered under Section 4999 of the Code, as well as applicable Federal, State, and employment taxes that apply to the additional amounts paid (“Tax Indemnification Payment”). The dollar amount noted represents an estimated of the Tax Indemnification Payment Mr. Mahon would have received had a change in control occurred and his employment terminated on December 31, 2019. The Tax Indemnification Payment is triggered only in the context of Mr. Mahon’s involuntary termination of employment or voluntary termination for good reason following a change in control of the Company and only if Mr. Mahon’s severance payments and benefits, when aggregated with other payments and benefits made or provided in connection with the change in control, result in an excess parachute payments. The calculation takes into account all possible excess parachute payments triggered under Mr. Mahon’s Employment Agreement, as well as other plans or arrangements, including the accelerated vesting of restricted stock awards and other payments triggered solely by the occurrence of a change in control. Mr. Mahon has the only remaining legacy employment agreement that contains a Tax Indemnification Payment.

Transactions with Certain Related Persons

Federal laws and regulations generally require that all loans or extensions of credit to directors and executive officers must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations also permit directors and executive officers to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to participating employees.

The Bank has previously extended loans or credit to certain executive officers as well as certain persons related to executive officers and Directors. All such loans were: (i) made by the Bank in the ordinary course of business; (ii) made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of repayment or present or present other unfavorable features. Pursuant to its current written policy, effective April 2018, the Bank is permitted to make loans to NEOs and Directors for their owner-occupied primary residences at interest rates 0.25% below that offered to the Bank’s customers. All other loan terms are substantially the same as offered to the Bank’s customers. As of December 31, 2019, the Bank had no loans or loan commitments outstanding to its Directors and NEOs or their related persons.

Our Code of Business Ethics requires Directors and executive officers to promptly disclose any interest they may have in any proposed transaction involving the Company or the Bank, and any such director or executive officer shall abstain from any deliberation or voting on the transaction. The Corporate Governance Committee also reviews any transaction between the Company and its directors, executive officers or any other related person. Any such transaction requires the approval of a majority of the directors who have no interest in the proposed transaction. In addition, our directors and executive officers annually disclose to the Company any transactions, relationships or arrangements they or their related interests may have with the Company or the Bank. These disclosures, together with information obtained from each director’s annual statement of interest form, are used to monitor related party transactions and make independence determinations. The daughter of Patrick E. Curtin, a director of the Company and the Bank, is the Managing Partner in the law firm of Conway, Farrell, Curtin & Kelly, P.C. The law firm received payments from third parties for providing legal services to the Bank in connection with closings of certain commercial real estate loans.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company's executive officers and Directors, and persons who own more than 10% of the Common Stock, to file with the SEC reports of ownership and changes in ownership of Common Stock. Executive officers, Directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms received by the Company, or written representations from certain reporting persons, the Company believes that its executive officers, Directors and greater than 10% beneficial owners complied with all applicable filing requirements, except for Leslie Veluswamy, who filed one late Form 4 reporting the acquisition of 870 shares of Common Stock, due to administrative oversight on her part.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee of the Board of Directors has appointed the firm of Crowe LLP to act as the Company's independent registered public accounting firm for the year ending December 31, 2020. The Company is seeking a vote to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for 2020. A representative of Crowe LLP is expected to be present at the Annual Meeting, will be provided an opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions. No determination has been made as to any action the Audit Committee would take if the shareholders do not ratify the appointment.

Audit Fees

The following table summarizes the aggregate fees either paid or contractually owed by the Company to Crowe LLP:

	Year Ended December 31,
	2019	2018
Audit Fees (a)	$626,000	$583,289
Audit-Related Fees (b)	88,100	83,500
Tax Fees (c)	96,380	150,513
All Other Fees (d)	—	238,147
Total	$810,480	$1,055,449
(a)	Fees for audit services in 2019 and 2018 consisted of:
•	Audits of the Company’s annual consolidated financial statements
•	Reviews of the Company’s quarterly unaudited consolidated financial statements
(b)	Fees for audit-related services in 2019 and 2018 consisted of:
•	Employee benefit plan audits
•	Uniform Single Audit Program for Mortgage Bankers (USAP) audit
(c)	Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, or obtain government approval for amounts to be included in tax filings and consisted of:
i.	Federal, state and local income tax return assistance
ii.	Sales and use, property and other tax return assistance
iii.	Research & Development tax credit documentation and analysis for purposes of filing amended returns
iv.	Requests for technical advice from taxing authorities
(d)	Comfort letters for subordinated debt issuance, consents, permitted advisory services and other services which may include SEC matters.

Pre-Approval Policy

The services performed by the independent auditor in 2019 were pre-approved in accordance with the Audit Committee's pre-approval policy. Pursuant to the policy, the Audit Committee must pre-approve all audit and permitted non-audit services to be provided by the independent auditor, including the fees and terms thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020.

PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION OF
NAMED EXECUTIVE OFFICERS

The Company is seeking a non-binding advisory vote on the compensation of the Named Executive Officers as disclosed in this Proxy Statement.

As discussed in the Compensation Discussion and Analysis, the Company's executive compensation program has been designed to attract, retain and motivate the highest quality executive officers, directly link pay to the Company's performance, and build value for its shareholders. The Company's executive compensation philosophy is, with the benefit of objective input from an independent consultant, to provide competitive target compensation opportunities with actual amounts earned commensurate with financial performance and the generation of long-term value to shareholders. The Company believes that the compensation data in this Proxy Statement demonstrates the success of this philosophy.

This proposal, commonly known as a “Say-on-Pay” proposal, gives the Company's shareholders the opportunity to express their views on the compensation provided to the Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers.

Accordingly, the Board invites you to review carefully the Compensation Discussion and Analysis, as well as the tabular and other disclosures on compensation under the section titled “Compensation Program Components” and approve the following resolution:

RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Under applicable law, the Say-on-Pay vote is advisory, and therefore not binding on the Company or its Board of Directors. The shareholders’ advisory vote will not overrule any decision made by the Board or any of its committees or create or imply any additional fiduciary duty by the Company's Directors. The Company's Board of Directors and Compensation and HR Committee value the opinions of shareholders and will consider the voting results, along with relevant factors, in connection with their ongoing executive compensation activities.

THE BOARD OF DIRECTORS RECOMMENDS AN ADVISORY VOTE “FOR” APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 4

APPROVAL OF THE DIME COMMUNITY BANCSHARES, INC.
 2020 EQUITY INCENTIVE PLAN

The Board of Directors has adopted, subject to shareholder approval, the Dime Community Bancshares, Inc. 2020 Equity Incentive Plan (the “2020 Equity Incentive Plan”) to provide the Company with sufficient equity compensation to meet the objectives of appropriately incentivizing our officers, other employees and directors in order to execute on our strategic plan to build shareholder value, while providing appropriate shareholder protections. Upon shareholder approval of the 2020 Equity Incentive Plan, the Company will no longer make grants under the Dime Community Bancshares, Inc. 2013 Equity and Incentive Plan (the “2013 Plan”), which is scheduled to expire in 2023.

The Company believes that equity awards constitute an important component in a balanced, comprehensive compensation program. Many of the companies with which we compete with for officers, employees and directors offer equity compensation as part of their overall compensation programs. By approving the 2020 Equity Incentive Plan, our shareholders will provide us the flexibility we need to continue to attract, motivate and retain highly-qualified officers, employees and directors by offering a competitive compensation program with a component linked to the performance of our common stock and, therefore, aligned with the interests of our shareholders.

The Board of Directors, through its Compensation and HR Committee, in consultation with its independent consultant, has evaluated current practices of financial institutions in our marketplace related to equity plan design and equity grant practices. The Company has also evaluated its strategic plan and believes the 2020 Equity Incentive Plan is appropriately designed to allow the Company to meet its objectives.

The following summarizes the key features of the 2020 Equity Incentive Plan, which is qualified in its entirety by reference to the provisions of the 2020 Equity Incentive Plan, attached hereto as Appendix 2. Unless indicated otherwise, capitalized terms are defined in the 2020 Equity Incentive Plan.

Key Attribute	Feature	Discussion
Equity Award Types	Stock Options, Restricted Stock and Restricted Stock Units.	The Plan provides the Company with equity award types predominately used in the marketplace to provide flexibility in meeting its compensation objectives.
Award Vesting Criteria: Performance Awards Service-Based Awards
The vesting of Awards may be subject to the achievement of performance measures as determined by the Compensation and Human Resources Committee of the Board of Directors (the “Committee”) or subject to time-based vesting over a period of continuous service (i.e., service-based).

Based on the Committee’s evaluation of current market practices and past Company practices, it expects a portion of equity award grants under the Plan will be subject to performance-based vesting. The Committee intends to continue to use a third-party independent compensation consultant in determining the vesting criteria of equity award grants.

Key Attribute	Feature	Discussion
Vesting Period
The Committee will determine the vesting schedule or performance criteria for each Award. Unless otherwise specified by the Committee, Awards will vest at the rate of 25% per year beginning on the first anniversary of the grant date. At least 95% of the Awards under the Plan will vest no earlier than one year after the grant date.
While the Committee may set the vesting schedule or conditions, the Committee views equity awards as a longer-term compensation element.
Prohibition Against Stock Option Repricing
Neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a Stock Option previously granted under the Plan, except in the event of certain corporate transactions set forth in the Plan (including stock splits, and stock dividends) or adjustments approved by the Company’s shareholders.
The Committee believes that repricing Stock Options is contrary to the objectives of Stock Options and would not be in alignment with the interest of shareholders.
Acceleration of Vesting - Termination of Service due to Death and Disability	Unless otherwise specified by the Committee, Awards vest upon a participant’s termination of service due to death or Disability and Stock Options remain exercisable for one year.	The Committee believes that recognizing participant contributions and vesting Awards upon death and Disability is appropriately aligned with the interests of shareholders.
Acceleration of Vesting - Termination of Service for Cause or resignation for any reason (except death, Disability or following a Change in Control)
Unless other specified by the Committee, no Awards will vest upon a participant’s termination for cause or a voluntary resignation for any reason (except death or disability).

Generally, all vested Stock Options remain exercisable for three months from the date of termination of service due to a resignation for any reason (except death or disability, in which case they will remain exercisable for one year).

Upon a termination for cause, all unexercised Stock Options will be forfeited.

The Committee believes that acceleration of vesting following a termination of service for reasons other than death, disability, or in certain instances following a Change in Control is not appropriately aligned with the objectives of the Plan or the interests of shareholders.

Key Attribute	Feature	Discussion
Acceleration of Vesting - Committee Discretion	Vesting of Awards may be accelerated by the Committee, at its discretion, except that the Committee may not accelerate the vesting of any Award within the first year following the date of grant.
The Committee determined that discretion to accelerate awards is important to allow the Company to respond to employment-related matters or other unforeseen circumstances that could warrant consideration of acceleration.

Acceleration of Vesting - Termination of Service without Cause or Resignation for Good Reason following a Change in Control (i.e., an Involuntary Termination of Service)
Unless otherwise specified by the Committee:

All unvested service-based Awards will vest upon an Involuntary Termination of Service following a Change in Control. Stock Options will remain exercisable for one year following an Involuntary Termination of Service following a Change in Control.

A pro-rated portion of Performance Awards will vest upon an Involuntary Termination of Service following a Change in Control based on actual performance and if actual performance cannot be determined, at the target level.

The Committee determined that a “double trigger” vesting acceleration in connection with a Change in Control is appropriate in providing the Company with a meaningful retention tool as an independent company, and any future acquirer with the ability to appropriately manage human resources during any merger integration.

Share Limitations, Freezing of equity grants under the 2013 Dime Bancshares, Inc. Equity and Incentive Plan
The maximum number of shares of stock that may be delivered to participants under the Plan is 1,300,000 shares.

As of April 9, 2020 (the latest practicable date before the printing of this Proxy Statement) the closing price of the Company’s common stock, as reported on the NASDAQ stock market, was $16.22.

If shareholders approve the Plan, the Company will not make any more grants under the 2013 Plan; the 2013 Plan will be frozen and equity awards that would otherwise be available for grant under that Plan will not be granted. The Committee will continue to administer outstanding grants under the 2013 Plan.

The Committee evaluated a number of factors in determining the appropriate plan size, including past grant practices, the grant practices of peer community banks, the shareholder value transfer to participants, and publications of proxy advisors.

Key Attribute	Feature	Discussion
Limitation of Grants to Individuals
The maximum number of Stock Options, in the aggregate, granted under the 2020 Equity Incentive Plan and any other equity plan maintained by the Company in any one calendar year shall not have a fair value as of the grant date exceeding $1,500,000 for an employee.

The maximum number of Restricted Stock Awards and RSUs, in the aggregate, granted under the 2020 Equity Incentive Plan and any other equity plan maintained by the Company in any one calendar year shall not have a fair value as of the grant date exceeding $1,500,000 for any employee.

The sum of the grant date fair value of equity awards granted under the 2020 Equity Incentive Plan, including Stock Options, Restricted Stock and Restricted Stock Units, plus any cash-based compensation paid to a non-employee director may not exceed $250,000.

The Committee expects that it will continue to use the services of an independent compensation consultant to assist it in making equity award grants, but believes it is important to provide calendar year plan limitations of grant date fair value to participants.

Recycling of Equity Awards	Only forfeited and expired Awards are available for reissuance under the Plan.	The Committee believes that conservative recycling of equity awards is an important provision in the Plan and properly aligns with the interests of shareholders.
Automatic Exercise of Stock Options
At the Committee’s discretion, Stock Options that are exercisable but unexercised as of the day immediately before their expiration date may be automatically exercised on behalf of a participant, in accordance with procedures established by the Committee.
The Committee believes that providing for an automatic exercise is in the best interest of the Company and participants and provides for an efficient mechanism to exercise Stock Options.
Clawback of Equity Awards
The Plan provides for a number of forfeiture events including termination for cause, violation of material policies of the Company, automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 related to accounting restatements, and any clawback policy of the Company.
The Committee believes it is necessary to maintain strong clawback provisions for equity awards.

Equity Compensation Plan Information

As of December 31, 2019, the Company had the following equity awards outstanding:

	Number of securities to be issued upon exercise of outstanding options and rights(1)	Weighted average exercise price with respect to outstanding stock options and rights(2)	Number of securities remaining available for issuance under the equity compensation plans (excluding securities reflected in column (a))(3)
Plan Category
Equity compensation plans approved by security holders	42,031	$14.63	262,114
Equity compensation plans not approved by security holders	—	—	—
Total	42,031	$14.63	262,114
(1)	Includes stock options, restricted stock and shares issuable in connection with awards with performance conditions pursuant to the Dime Community Bancshares, Inc. 2001 Stock Option Plan for Outside Directors, Officers and Employees and the Dime Community Bancshares, Inc. 2004 Stock Incentive Plan.
(2)	The weighted average exercise price includes the weighted average exercise price of stock options only. Restricted stock and performance shares do not have an exercise price.
(3)	Represents the shares remaining under the Dime Community Bancshares, Inc. 2013 Equity and Incentive Plan.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the 2020 Equity Incentive Plan.

Non-Qualified Stock Options. The grant of a non-qualified stock option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of Dime Community Bancshares, Inc. or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code). The Company will not be entitled to a tax deduction upon the exercise of an incentive stock option.

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally recognize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain.

If the amount realized at the time of disposition is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Restricted Stock. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and we will be entitled to a corresponding deduction for tax purposes. A participant who makes an election under Section 83(b) of the Internal Revenue Code will include the full fair market value of the restricted stock award subject to such election in taxable income in the year of grant at the grant date fair market value.

Restricted Stock Units. A participant who has been granted a restricted stock unit will not realize taxable income at the time of grant and will not be entitled to make an election under Section 83(b) of the Internal Revenue Code since no stock is actually transferred to the recipient on the date of grant. At the time a restricted stock unit vests, assuming the award is distributed at that time, the recipient will recognize ordinary income in an amount equal to the fair market value of the common stock or the amount of cash received. If the restricted stock unit is not distributed at the time it vests, no income will be recognized at that time and taxation will be deferred until the value of the restricted stock unit is distributed. At the time the recipient recognizes taxable income on a restricted stock unit, we will be entitled to a corresponding tax deduction in the same amount recognized by the award recipient.

Dividend Equivalent Rights. The grant of a dividend equivalent right will not result in taxable income to the participant. At the time of payment of a cash dividend with respect to shares of Company stock underlying a dividend equivalent right, or with respect to a stand-alone dividend equivalent right, the cash received will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding tax deduction.

Withholding of Taxes. We may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards to satisfy the minimum tax withholding requirements.

Change in Control. Any acceleration of the vesting or payment of awards under the 2020 Equity Incentive Plan in the event of a change in control or termination of service following a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude deduction by Dime Community Bancshares, Inc.

Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2020 Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2020 Equity Incentive Plan.

Accounting Treatment

Under U.S. generally accepted accounting principles, we are required to recognize compensation expense in our financial statements over the requisite service period or performance period based on the grant date fair value of stock options and other equity-based compensation (such as restricted stock awards and restricted stock units).

Awards to be Granted

The Board of Directors adopted the 2020 Equity Incentive Plan, and the Compensation Committee intends to meet after shareholder approval to determine the specific terms of the awards, including the allocation of awards to officers, employees and non-employee directors. At the present time, no specific determination has been made as to the grant or allocation of awards. As of December 31, 2019, there were ten non-employee directors and approximately 150 eligible to receive awards under the 2020 Equity Incentive Plan.

Required Vote and Recommendation of the Board

In order to approve the 2020 Equity Incentive Plan, the proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE DIME COMMUNITY BANCSHARES, INC. 2020 EQUITY INCENTIVE PLAN.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

The Company's Board of Directors provides a process for shareholders to send communications to the Board. The Company's Policy Regarding Shareholder Communication with the Board is available on its website at www.dime.com by selecting “Investor Relations,” selecting the drop down arrow next to “Corporate Overview” then selecting “Governance Documents”.

OTHER MATTERS

As of the date of this Proxy Statement, the Company's Board of Directors is not aware of any other matters to be brought before the shareholders at the Annual Meeting. If, however, any other matters not known are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors.

2021 ANNUAL MEETING SHAREHOLDER PROPOSALS

In order to be considered for inclusion in the Company's Proxy Statement and form of proxy for the annual meeting to be held in 2020, all shareholder proposals, including, but not limited to, nominations for Director, must be submitted to the Secretary of the Company at its offices at 300 Cadman Plaza West, 8th Floor, Brooklyn, New York 11201 on or before December 16, 2020. Under the Company's Bylaws, shareholder nominations for Director and shareholder proposals not included in the Company's 2021 Proxy Statement, in order to be considered for possible action by the shareholders at the annual meeting to be held in 2021, must be delivered to or received by the Secretary of the Company, at the address set forth above: (i) sixty days in advance of such meeting if such meeting is to be held on a day which is within thirty days preceding the anniversary of the previous year's annual meeting, or ninety days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an annual meeting held at a time other than within the time periods set forth in the immediately preceding clause (i), the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Notice shall be deemed to be first given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported to Dow Jones News Services, the Associated Press or a comparable national news service, or in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act. A shareholder's notice to the Secretary shall set forth such information as required by, and otherwise comply with, the Company's Bylaws. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy card relating to an annual meeting any shareholder proposal or nomination which does not satisfy all of the requirements for inclusion established by the SEC in effect at the time such proposal or nomination is received.

The Board of Directors will review any shareholder proposals that are filed as required and determine whether such proposals satisfy applicable criteria for consideration at the annual meeting to be held in 2021.

Multiple Shareholders Sharing One Address

Only one copy of the Proxy Statement and Annual Report are being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request separate copies of the Proxy Statement and Annual Report to a shareholder at a shared address to which a single copy of the Proxy Statement and Annual Report were delivered. Shareholders may notify the Company that they desire to receive a separate copy of the current or a future Proxy Statement and Annual Report by writing Dime Community Bancshares, Inc., 300 Cadman Plaza West, 8th Floor, Brooklyn, NY 11201, Attn: Secretary, or by telephoning the Company’s Secretary at (718) 782-6200. By using either of these methods, shareholders sharing an address may additionally request delivery of a single copy of a Proxy Statement and Annual Report if they are receiving multiple copies.

Annual Report

A copy of the Annual Report to shareholders for the period ended December 31, 2019, including the consolidated financial statements prepared in conformity with U.S. GAAP for the year ended December 31, 2019, accompanies this Proxy Statement. The consolidated financial statements for the year ended December 31, 2019 have been audited by Crowe LLP, whose report appears in the Annual Report. Shareholders may obtain, free of charge, a copy of the Annual Report on Form 10-K filed with the SEC (without exhibits) by writing to Secretary, Dime Community Bancshares, Inc., 300 Cadman Plaza West, 8th Floor, Brooklyn, New York 11201, or by calling (718) 782-6200, or by accessing the Company’s Investor Relations website http://investors.dime.com/inforequest.

By Order of the Board of Directors

Patricia M. Schaubeck
Secretary Brooklyn, New York
April 15, 2020

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

APPENDIX 1 – Non-U.S. GAAP Measures

Defined terms

U.S. GAAP - generally accepted accounting principles in the United States of America.

Tangible Equity - Common equity less goodwill.

Amount in thousands	Tangible Book Value at December 31, 2019
Total common equity	$ 596,758
Less:
Goodwill	55,638
Tangible common equity	$ 541,120

Performance Measures

Use of Non-U.S. GAAP Performance Measures

For purposes of certifying the Company’s performance under its compensation plans, the Compensation Committee typically makes adjustments to the Company’s U.S. GAAP results to ensure that the participants are compensated for the Company’s core performance. These adjustments neither penalize nor reward for one-time charges, unusual gains, or similar non-core events. These disclosures should not be viewed as a substitute for operating results determined in accordance with U.S. GAAP, nor are they necessarily comparable to non-U.S. GAAP performance measures that may be presented by other companies.

Adjusted Pre-tax Earnings - A non-U.S. GAAP measure derived from pre-tax earnings, as reported in a company’s consolidated statements of operations or income, and adjusted for various items as approved by the Compensation and HR Committee. A reconciliation of U.S. GAAP pre-tax earnings and adjusted pre-tax earnings for the Company for the period ended December 31, 2019 is presented as follows:

Amount in thousands	Year Ended December 31, 2019
Pre-tax earnings	$ 46,862
Loss on extinguishment of debt	3,780
Adjusted Pre-tax earnings	$ 50,642

Total Shareholder Return - The return provided to a shareholder who invests in a share of the common stock of a company assuming full reinvestment of cash dividends into additional shares of the respective common stock. Amounts obtained from the Bloomberg financial database.

APPENDIX 2 – Dime Community Bancshares, Inc. 2020 Equity Incentive Plan

ARTICLE 1 — GENERAL

Section 1.1   Purpose, Effective Date and Term. The purpose of the Dime Community Bancshares, Inc. 2020 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Dime Community Bancshares, Inc. (the “Company”), and its Subsidiaries, including Dime Community Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to that success and to further align their interests with those of the Company's stockholders through the ownership of additional shares of common stock of the Company and/or through compensation tied to the value of the Company's common stock. The “Effective Date” of the Plan shall be the date on which the Plan satisfies the applicable stockholder approval requirements. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary date of the Effective Date.

Section 1.2   Administration. The Plan shall be administered by the Compensation and Human Resources Committee of the Board of Directors or the Board of Directors itself (the “Committee”) in accordance with Section 5.1.

Section 1.3   Participation. Each individual who is granted and holds an Award in accordance with the terms of the Plan shall be a Participant in the Plan (a “Participant”). The grant of Awards shall be limited to Employees and Directors of the Company or any Subsidiary.

Section 1.4   Definitions. Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.

ARTICLE 2 — AWARDS

Section 2.1   General. Any Award under the Plan may be granted singularly or in combination with another Award or other Awards. Each Award under the Plan shall be subject to the terms and conditions of the Plan and any additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to the Award and as evidenced in an Award Agreement. In the event of a conflict between the terms of an Award Agreement and the Plan, the terms of the Plan will control. Subject to the provisions of Section 2.2(d), an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or any Subsidiary, including without limitation the plan of any entity acquired by the Company or any Subsidiary. The types of Awards that may be granted under the Plan include Stock Options, Restricted Stock and Restricted Stock Units and any Award may be granted as a Performance Award.

Section 2.2   Stock Options. A Stock Option is a grant that represents the right to purchase shares of Stock at an established Exercise Price.

(a)   Grant of Stock Options. Each Stock Option shall be evidenced by an Award Agreement that specifies (i) the number of shares of Stock covered by the Stock Option; (ii) the date of grant of the Stock Option and the Exercise Price; (iii) the vesting period or conditions to vesting or exercisability (whether time- and/or performance-based); and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant's employment or Service, as the Committee may, in its discretion, prescribe. Any Stock Option may be either an Incentive Stock Option that is intended to satisfy the requirements applicable to an “Incentive Stock Option” described in Code Section 422(b), or a Non-Qualified Option that is not intended to be an ISO; provided, however, that no ISOs may be granted: (i) after the day immediately prior to the ten-year anniversary of the Effective Date or the date on which the Plan is approved by the Board of Directors, whichever is earlier; or (ii) to a non-Employee. Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO to the maximum extent permitted. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify it from ISO treatment, so that it becomes a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

(b)    Other Terms and Conditions. A Stock Option shall be exercisable in accordance with its terms and conditions and during the periods established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to a

10% Stockholder). The Exercise Price of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options or granted or exchanged in replacement of existing Awards held by an employee or director of an acquired entity. The payment of the Exercise Price shall be by cash or, subject to limitations imposed by applicable law, by any other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from the exercise; (iii) by a net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price (and if applicable, any tax withholding); (iv) by personal, certified or cashier's check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.

(c)   Prohibition of Cash Buy-Outs of Underwater Stock Options. Under no circumstances will any underwater Stock Option (i.e., a Stock Option with an Exercise Price as of an applicable date that is greater than the Fair Market Value of Stock) that was granted under the Plan be bought back by the Company without stockholder approval.

(d)   Prohibition Against Repricing. Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company's stockholders, neither the Committee nor the Board of Directors shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Award's in-the-money value or in exchange for Options or other Awards) or replacement grants, or other means.

Section 2.3   Restricted Stock.

(a)   Grant of Restricted Stock. A Restricted Stock Award means a grant of a share of Stock for no consideration or such minimum consideration as may be required by applicable law, subject to a vesting schedule or the satisfaction of market conditions or performance conditions. Each Restricted Stock Award shall be evidenced by an Award Agreement that specifies (i) the number of shares of Stock covered by the Restricted Stock Award; (ii) the date of grant of the Restricted Stock Award; (iii) the vesting period (whether time- and/or performance-based); and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant's employment or Service. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that, at the discretion of the Committee, shall be either (x) registered in the name of the Participant and held by or on behalf of the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:

The Stock evidenced hereby is subject to the terms of an Award Agreement with Dime Community Bancshares, Inc., dated [date], made pursuant to the terms of the Dime Community Bancshares, Inc. 2020 Equity Incentive Plan, copies of which are on file at the executive offices of Dime Community Bancshares, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of the Plan and Award Agreement, or such other restrictive legend as the Committee, in its discretion, may specify. Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock in any other approved format (e.g., electronically) in order to facilitate the paperless transfer of the Award. In the event Restricted Stock is not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants' ownership of the Awards. Restricted Stock that is not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

(b)    Terms and Conditions. Each Restricted Stock Award shall be subject to the following terms and conditions:

(i)    Dividends. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any cash dividends or distributions declared with respect to shares of Stock subject to the Restricted Stock Award shall be immediately distributed to the Participants. Notwithstanding the foregoing, no dividends shall be paid with respect to any Restricted Stock Awards subject to performance-based vesting conditions unless and until the Participant vests in the Restricted Stock Award. Upon the vesting of a performance-based Restricted Stock Award, any dividends declared but not paid to the Participant during the vesting period shall be paid within thirty (30) days following the vesting date. Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which the dividends were derived.

(ii)    Voting Rights. Unless the Committee determines otherwise with respect to any Award that is in the form of issued and outstanding Stock and specifies such determination in the relevant Award Agreement, voting rights appurtenant to the Stock subject to the Award, shall be exercised consistent with the recommendation of the Board of Directors to shareholders in each matter for which a recommendation is made and by the Committee in its discretion in all other cases.

(iii)    Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. The direction for any the shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or the other person who shall be independent of the Company, as the Committee shall designate in the direction (if the Participant is not the a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no direction is given, then the shares of Restricted Stock shall not be tendered.

Section 2.4   Restricted Stock Units.

(a)    Grant of Restricted Stock Unit Awards. A Restricted Stock Unit means an Award denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant. A Restricted Stock Unit is subject to a vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock, provided, however, that in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash based on the Fair Market Value of a share of the Stock multiplied by the number of Restricted Stock Units being settled, or a combination of shares of Stock and cash. Each Restricted Stock Unit shall be evidenced by an Award Agreement that specifies (i) the number of Restricted Stock Units covered by the Award; (ii) the date of grant of the Restricted Stock Units; (iii) the Restriction Period and the vesting period (whether time- and/or performance-based); (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant's employment or Service.

(b)    Other Terms and Conditions. Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(i)   The Committee shall impose any other conditions and/or restrictions on any Restricted Stock Unit Award as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures, restrictions under applicable laws or under the requirements of any Exchange or market upon which shares of Stock may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of Restricted Stock Units.

(ii)   The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable performance measures) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall generally be settled as and when the Restricted Stock Units vest or, in the case of Restricted Stock Units subject to performance measures, after the Committee has determined that the performance goals have been satisfied.

(iii)   Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Unit for which the Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv)   A Participant shall have no voting rights with respect to any Restricted Stock Units. No dividends shall be paid on Restricted Stock Units. In the sole discretion of the Committee, exercised at the time of grant, Dividend Equivalent Rights may be assigned to Restricted Stock Units. A Dividend Equivalent Right, if one, shall be paid at the same time as the shares of Stock or cash subject to the Restricted Stock Unit are distributed to the Participant and is otherwise subject to the same rights and restrictions as the underlying Restricted Stock Unit.

Section 2.5   Vesting of Awards. Unless the Committee specifies a different vesting schedule at the time of grant, Awards under the Plan (other than Performance Awards) shall be granted with a vesting rate of twenty-five percent (25%) per year, with the initial installment vesting no earlier than the one-year anniversary of the date of grant, unless accelerated due to death, Disability or an Involuntary Termination following a Change in Control. Notwithstanding the foregoing sentence, at least ninety-five percent (95%) of the Awards under the Plan shall vest no earlier than one (1) year after the date of grant, unless accelerated due to death, Disability or an Involuntary Termination following a Change in Control. If the right to become vested in an Award (including the right to exercise a Stock Option) is conditioned on the completion of a specified period of Service, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of Service for full vesting shall be evidenced in an Award Agreement (subject to acceleration of vesting, to the extent permitted by the Plan), by the Committee (subject to the limitations set forth in this Section 2.5) or as set forth in the Award Agreement, in the event of the Participant’s death, Disability or Involuntary Termination following a Change in Control.

Section 2.6   Deferred Compensation. If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant's acceptance of any Award under the Plan constitutes acknowledgement and consent to the rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if the discretionary authority would contravene Code Section 409A.

Section 2.7.   Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the reason(s) for the Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and/or a Subsidiary and the Participant or as set forth in an employment or severance agreement entered into by and between the Company and/or a Subsidiary and the Participant, the following provisions shall apply to each Award granted under this Plan:

(a)   Upon a Participant's Termination of Service for any reason other than due to Disability, death or for Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by the Participant at the date of termination, and the Stock Options may be exercised only for a period of three (3) months following termination and any Restricted Stock Award or Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.

(b)   In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised and all Restricted Stock Awards and Restricted Stock Units granted to a Participant that have not vested shall expire and be forfeited.

(c)   Upon Termination of Service for reason of Disability or death, any Service-based Stock Options shall be exercisable as to all shares subject to an outstanding Option, whether or not then exercisable, and all Service-based Restricted Stock Awards and Restricted Stock Units shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service. Upon Termination of Service for reason of Disability or death, any Awards that vest based on the achievement of performance targets shall vest, pro-rata, by multiplying (i) the number of Awards that would be obtained based on achievement at target (or if actual achievement of the performance measures is greater than the target level, at such actual achievement level) as of the date of Disability or death, by (ii) a fraction, the numerator of which is the number of whole months the Participant was in Service during the performance period and the denominator of which is the number of months in the performance period. Stock Options may be exercised for a period of one year following a Termination of Service due to death or Disability; provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event the Stock Option is exercised more than one year following Termination of Service due to Disability and provided, further, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee's death must have occurred while employed or within three months of Termination of Service.

(d)   Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of the Stock Option.

(e)   Notwithstanding the provisions of this Section 2.7, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards and Restricted Stock Units is as set forth in Article 4.

Section 2.8.   Holding Period for Vested Awards. As a condition of receipt of an Award, a Participant must agree to hold a vested Award or Stock received upon exercise of a Stock Option until the later of (i) 12 months or (ii) the date the individual meets the minimum ownership requirements (if any) applicable to that individual. The foregoing limitation shall not apply to the extent that an Award vests due to death, Disability or an Involuntary Termination following a Change in Control, or to the extent that (i) a Participant directs the Company to withhold or the Company elects to withhold shares of Stock with respect to the vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld or (ii) a Participant exercises a Stock Option by a net settlement, and in the case of (i) and (ii) herein, only to the extent of the shares are withheld for tax purposes or for purposes of the net settlement.

ARTICLE 3 — SHARES SUBJECT TO PLAN

Section 3.1   Available Shares. The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

Section 3.2   Share Limitations.

(a)    Share Reserve. The maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to (i) One Million Three Hundred Thousand (1,300,000) shares of Stock, subject to adjustment as provided herein. The aggregate number of shares available for grant under this Plan from the share reserve and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.

(b)    Computation of Shares Available. For purposes of this Section 3.2 and in connection with the granting of a Stock Option, Restricted Stock Award or Restricted Stock Units, the number of shares of Stock available for the grant of additional Stock Options, Restricted Stock Awards or Restricted Stock Units shall be reduced by the number of shares of Stock previously granted, subject to the following. To the extent any shares of Stock covered by an Award (including Restricted Stock Awards and Restricted Stock Units) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent: (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price; (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted hereunder; or (iii) shares are withheld to satisfy the Exercise Price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised rather than by the net number of shares of Stock issued.

Section 3.3   Limitations on Grants to Individuals.

(a)    Limitation on Grants to Employees — Restricted Stock and RSUs. The maximum number of Awards, in the aggregate, of Restricted Stock and Restricted Stock Units, whether vesting subject to the passage of time or subject to achievement of performance-based conditions over a specified period that may be granted to any one Employee pursuant to this Plan and all other equity incentive plans maintained by the Company for any calendar year shall not have a fair value as of the date of grant exceeding $1,500,000.

(b)    Limitation on Grants to Employees — Stock Options. The maximum number of Awards, in the aggregate, of Stock Options, whether vesting subject to the passage of time or subject to achievement of performance-based conditions over a specified period that may be granted to any one Employee pursuant to this Plan and all other equity incentive plans maintained by the Company for any calendar year shall not have a fair value as of the date of grant exceeding $1,500,000.

(c)   Limitation on Compensation to Non-Employee Directors. The sum of the grant date fair value of equity-based awards under the Plan, including Stock Options, Restricted Stock and Restricted Stock Units, plus the amount of any cash-based compensation paid to a non-Employee Director, may not exceed $250,000.

Section 3.4   Corporate Transactions.

(a)   General. In the event any recapitalization, reclassification, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or increase or decrease in the number of shares of Stock without consideration, or similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of: (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options, Restricted Stock Awards and Restricted Stock Units in the aggregate to all Participants and individually to any one Participant; (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options, Restricted Stock Awards and Restricted Stock Units; and (iii) the Exercise Price. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of Stock Options, Restricted Stock Awards and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, Restricted Stock Awards and Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

(b)    Merger in Which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, any Stock Options granted under the Plan which remain outstanding shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger. Similarly, any Restricted Stock or Restricted Stock Units which remain outstanding shall be assumed by and become Restricted Stock and/or Restricted Stock Units of the business entity which survives the merger, consolidation or other business reorganization. In the event the acquiring entity fails or refuses to assume the Company's outstanding Awards, any Service-based Awards shall vest immediately at or immediately prior to the effective time of such merger, consolidation or other business reorganization. Any Awards subject to performance-based vesting conditions shall vest in the same manner as required under Section 4.1(c) hereof at the time of such merger, consolidation or other business reorganization, as if the holder thereof incurred an Involuntary Termination of Service on such date. Unless another treatment is specified in the documents governing such merger, consolidation or other business organization, in the case of vested Restricted Stock or Restricted Stock Units, holders thereof shall receive on the effective date of the transaction, the same value as received by a holder of a share of the Company's Stock, multiplied by the number of Restricted Stock or Restricted Stock Units held, and in the case of a holder of Stock Options, the holder shall receive the difference, in cash, between the aggregate Exercise Price of such holder's outstanding Stock Options and the value exchanged for outstanding shares of the Company's Stock in such merger, consolidation or other business reorganization.

Section 3.5   Delivery of Shares. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)    Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless the delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.

(b)    Certificates. To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.

ARTICLE 4 — CHANGE IN CONTROL

Section 4.1   Consequence of a Change in Control. Subject to the provisions of Section 2.5 (relating to vesting and acceleration) and Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan:

(a)   At the time of an Involuntary Termination following a Change in Control, all service-based Stock Options then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one year following the Participant's Involuntary Termination following a Change in Control, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following a termination of employment.

(b)   At the time of an Involuntary Termination following a Change in Control, all Service-based Awards of Restricted Stock and Restricted Stock Units shall become fully earned and vested immediately.

(c)   In the event of an Involuntary Termination following a Change in Control, a prorated portion of any Performance Awards will vest based on actual performance measured on the most recent completed fiscal quarter. If actual performance cannot be determined, a prorated portion of the Performance Awards will vest at the target performance level. The pro-rata portion will be calculated based on a number of months worked during the performance period as a percentage of the total performance period.

Section 4.2   Definition of Change in Control. For purposes of this Agreement, the term “Change in Control” shall mean any of the following events:

(a)   the occurrence of any event (other than an event described in section 4.2(c)(i)) upon which, within a two-year period, any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan maintained for the benefit of employees of the Company; (B) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (C) any group constituting a person in which employees of the Company are substantial members, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities issued by the Company representing 25% or more of the combined voting power of all of the Company's then outstanding securities; or

(b)   the occurrence of any event upon which, within a two-year period, the individuals who on the date the Plan is adopted are members of the Board, together with individuals whose election by the Board or nomination for election by the Company's stockholders was approved by the affirmative vote of at least two-thirds of the members of the Board then in office who were either members of the Board on the date this Plan is adopted or whose nomination or election was previously so approved, cease for any reason to constitute a majority of the members of the Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company; or

(c)   the consummation of:

(i)   a merger or consolidation of the Company with any other corporation, other than a merger or consolidation following which both of the following conditions are satisfied:

(A)   either (I) the members of the Board of the Company immediately prior to such merger or consolidation constitute at least a majority of the members of the governing body of the institution resulting from such merger or consolidation; or (II) the shareholders of the Company own securities of the institution resulting from such merger or consolidation representing 80% or more of the combined voting power of all such securities of the resulting institution then outstanding in substantially the same proportions as their ownership of voting securities of the Company immediately before such merger or consolidation; and

(B)   if the entity which results from such merger or consolidation is not the Company, such entity expressly agrees in writing to assume and perform the Company's obligations under the Plan; or

(ii)   a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of its assets; and

(d)   any event that would be described in section 4.2(a), (b) or (c) if the “Bank” were substituted for the “Company” therein. In the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to the Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

ARTICLE 5 — COMMITTEE

Section 5.1   Administration. The Plan shall be administered by the Compensation and Human Resources Committee or the Board of Directors if no Compensation and Human Resources Committee exists. The Board of Directors (or if necessary to maintain compliance with the applicable listing standards, those members of the Board of Directors who are “independent directors” under the corporate governance statutes or rules of any national Exchange on which the Company lists, has listed or seeks to list its securities) may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2   Powers of Committee. The administration of the Plan by the Committee shall be subject to the following:

(a)   The Committee shall have the authority and discretion to select those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features (including automatic exercise in accordance with Section 7.18), performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6), to cancel or suspend Awards and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award; provided, however, that the Committee shall not exercise its discretion to accelerate an Award within the first year following the date of grant, or to extend the time period to exercise a Stock Option, provided that the extension is consistent with Code Section 409A.

(b)   The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)   The Committee shall have the authority to define terms not otherwise defined herein.

(d)   In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.

(e)   The Committee shall have the authority to: (i) suspend a Participant's right to exercise a Stock Option during a blackout period (or similar restricted period) or to exercise in a particular manner (i.e., such as a “cashless exercise” or “broker-assisted exercise”) to the extent that the Committee deems it necessary or in the best interests of the Company in order to comply with the securities laws and regulations issued by the SEC (the “Blackout Period”); and (ii) to extend the period to exercise a Stock Option by a period of time equal to the Blackout Period, provided that such extension does not violate Section 409A of the Code, the Incentive Stock Option requirements or applicable laws and regulations.

Section 5.3   Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board of Directors who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (b) delegating to a committee of one or more members of the Board of Directors who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any national securities exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4   Information to be Furnished to Committee. As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with data and information it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5   Committee Action. The Committee shall hold meetings, and may make administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee, including interpretations of provisions of the Plan, shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 — AMENDMENT AND TERMINATION

Section 6.1   General. The Board of Directors may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Sections 2.6, 3.4 and 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award prior to the date the amendment is adopted by the Board of Directors; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment is approved by the Company's stockholders.

Section 6.2   Amendment to Conform to Law and Accounting Changes. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of: (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A); or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 — GENERAL TERMS

Section 7.1   No Implied Rights.

(a)    No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)    No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c)    No Rights as a Stockholder. Except as otherwise provided in the Plan or in the Award Agreement, no Award shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2   Transferability. Except as otherwise so provided by the Committee, Stock Options under the Plan are not transferable except: (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust; or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of such transfer. The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant. Awards of Restricted Stock shall not be transferable prior to the time that such Awards vest in the Participant. A Restricted Stock Unit Award is not transferable, except in the event of death, prior to the time that the Restricted Stock Unit Award vests and is earned and the property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant's Beneficiary.

Section 7.3   Designation of Beneficiaries. A Participant may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation. Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4   Non-Exclusivity. Neither the adoption of this Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt other incentive arrangements as may deemed desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units or Stock Options and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5   Eligibility for Form and Time of Elections/Notification Under Code Section 83(b). Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue

Service or as otherwise required by the Committee. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 7.6   Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other written information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.7   Tax Withholding. Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require the Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to the vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld. To the extent determined by the Committee and/or specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy the amount required for federal, state and local tax withholding by: (i) with respect to a Stock Option, reducing the number of shares of Stock subject to the Stock Option (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to Restricted Stock Awards and Restricted Stock Units, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the amount of required tax withholding. Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under FASB ASC Topic 718 is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award were subject to tax withholding requirements.

Section 7.8   Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board of directors (including a committee of the board of directors) who are duly authorized to act for the board of directors, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or such Subsidiary.

Section 7.9   Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.10   Indemnification. To the fullest extent permitted by law and the Company's governing documents, each person who is or shall have been a member of the Committee, or of the Board of Directors, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys' fees) that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

Section 7.11   No Fractional Shares. Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award Agreement. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether the fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.

Section 7.12   Governing Law. The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in the State of New York, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award, each Participant and any other person claiming any rights under the Plan agrees to submit himself and any legal action that brought with respect to the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.13   Benefits Under Other Plans. Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, non-qualified plan or other benefit plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant's benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant's employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.14   Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of the Plan, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.15   Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Notices, demands, claims and other communications shall be deemed given:

(a)   in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)   in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(c)   in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received. In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company's Corporate Secretary, unless otherwise provided in the Award Agreement.

Section 7.16   Forfeiture Events. The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events include, but are not limited to, termination of employment for Cause, termination of the Participant's provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

Section 7.17   Awards Subject to Clawback.

(a)   If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, and the automatic forfeiture provisions under Section 304 of the Sarbanes-Oxley Act of 2002 apply as a result, any Participant who was an executive officer of the Company at the time of grant or at the time of restatement shall be subject to “clawback” as if such person was subject to Section 304 of the Sarbanes-Oxley Act of 2002.

(b)   Awards granted hereunder are subject to any Clawback Policy that may be adopted by the Company from time to time, whether pursuant to the provisions of Section 954 of the Dodd-Frank Act, implementing regulations thereunder, or otherwise

Section 7.18   Automatic Exercise. In the sole discretion of the Committee exercised in accordance with Section 5.2(a), any Stock Options that are exercisable but unexercised as of the day immediately before the tenth anniversary of the date of grant (or other expiration date of the Option) may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the Exercise Price is less than the Fair Market Value of a share of Stock on that date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the Exercise Price and any applicable tax withholding requirements. Payment of the Exercise Price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise is reduced by a number of shares having a Fair Market Value on the date of exercise equal to the Exercise Price and any applicable tax withholding.

Section 7.19   Regulatory Requirements. The grant and settlement of Awards shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

ARTICLE 8 — DEFINED TERMS; CONSTRUCTION

Section 8.1   In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)   “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

(b)   “Award” means any Stock Option, Restricted Stock Award or Restricted Stock Unit or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c)   “Award Agreement” means the document (in whatever medium prescribed by the Committee and whether or not a signature is required or provided by a Participant) that evidences the terms and conditions of an Award. A copy of the Award Agreement shall be provided (or made available electronically) to each Participant.

(d)   “Board of Directors” means the Board of Directors of the Company.

(e)   If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement. In the absence of such a definition, “Cause” means termination because of the employee intentionally engages in dishonest conduct in connection with his performance of services for the Employer resulting in his conviction of or plea of guilty or nolo contendere to a felony; the employee is convicted of, or pleads guilty or nolo contendere to, a felony or any crime involving moral turpitude; the employee willfully fails or refuses to perform his duties under any employment or retention agreement and fails to cure such breach within sixty (60) days following written notice thereof from the Employer; the employee breaches his fiduciary duties to the Employer for personal profit; the employee’s willful breach or violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Employer; material breach of the Company’s or the Bank's (or other Subsidiary’s) Code of Ethics; material violation of the Sarbanes-Oxley requirements for officers of public companies that in the reasonable opinion of the Chief Executive Officer of the Company or the Bank or the Board of Directors will likely cause substantial financial harm or substantial injury to the reputation of the Bank or the Company; or willfully engaging in actions that in the reasonable opinion of the Board of Directors will likely cause substantial financial harm or substantial injury to the business reputation of the Bank or the Company. For an individual who is a non-employee Director, removal for cause under the terms of the charter or by-laws or any law, rule or regulation applicable to the entity upon whose board of directors the individual serves as a non-employee Director.

(f)   “Change in Control” has the meaning ascribed to it in Section 4.2.

(g)   “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(h)   “Director” means a member of the Board of Directors or of a board of directors of a Subsidiary.

(i)   If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in that agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank's long-term disability plan. In the absence of a long-term disability plan or to the extent that an Award is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant has been determined to be disabled by the Social Security Administration. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a Disability has occurred.

(j)   “Disinterested Board Member” means a member of the Board of Directors who: (i) is not a current Employee of the Company or a Subsidiary; (ii) is not a former employee of the Company or a Subsidiary who receives compensation for prior Services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Company or a Subsidiary; (iv) does not receive compensation from the Company or a Subsidiary, either directly or indirectly, for services as a consultant or in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (v) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any Exchange on which the Company lists or seeks to list its securities.

(k)   “Dividend Equivalent Rights” means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or Stock, as applicable, equal to the amount of dividends paid on a share of the Company's Stock, as specified in the Award Agreement.

(l)   “Employee” means any person employed by the Company or a Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.

(m)   “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(n)   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(o)   “Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.

(p)   “Fair Market Value” on any date, means: (i) if the Stock is listed on an Exchange, the closing sales price on that Exchange or over such system on that date or, in the absence of reported sales on that date, the closing sales price on the immediately preceding date on which sales were reported; or (ii) if the Stock is not listed on a securities exchange, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Code Section 409A.

(q)   A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant's resignation from the employ of the Company or any Subsidiary within ninety (90) days upon the occurrence of any of the following events:

(i)   a material diminution in Participant's base compensation;

(ii)   a material diminution in Participant's authority, duties or responsibilities;

(iii)   a change in the geographic location at which Participant must perform his duties that is more than twenty-five (25) miles from the location of Participant's principal workplace; or

(iv)   notwithstanding the foregoing, in the event a Participant is a party to an employment, change in control, severance or similar agreement that provides a definition for “Good Reason” or a substantially similar term, then the occurrence of any event set forth in such definition.

(r)   “Immediate Family Member” means with respect to any Participant: (i) any of the Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (ii) any natural person sharing the Participant's household (other than as a tenant or employee, directly or indirectly, of the Participant); (iii) a trust in which any combination of the Participant and persons described in section (i) and (ii) above own more than fifty percent (50%) of the beneficial interests; (iv) a foundation in which any combination of the Participant and persons described in sections (i) and (ii) above control management of the assets; or (v) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (i) and (ii) above control more than fifty percent (50%) of the voting interests.

(s)   “Involuntary Termination” means the Termination of Service of a Participant by the Company or Subsidiary (other than termination for Cause) or termination of employment by an Employee Participant for Good Reason.

(t)   “Incentive Stock Option” or “ISO” has the meaning ascribed to it in Section 2.2.

(u)   “Non-Qualified Option” means the right to purchase shares of Stock that is either:

(i)    designated as a Non-Qualified Option,

(ii)    granted to a Participant who is not an Employee; or (iii) granted to an Employee, but does not satisfy the requirements of Code Section 422.

(v)   “Performance Award” means an Award that vests in whole or in part upon the achievement of one or more specified performance measures, as determined by the Committee. The conditions for grant or vesting and the other provisions of a Performance Award (including without limitation any applicable performance measures) need not be the same with respect to each recipient. A Performance Award shall vest, or as to Restricted Stock Units be settled, after the Committee has determined that the performance goals have been satisfied. Notwithstanding anything herein to the contrary, no Performance Award shall be granted under terms that will permit its accelerated vesting upon termination of Service (other than death or Disability or upon an Involuntary Termination following a Change in Control).

Performance measures can include, but are not limited to: book value or tangible book value per share; basic earnings per share (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); basic cash earnings per share; diluted earnings per share; return on assets; cash return on assets; return on equity; cash return on equity; return on tangible equity; cash return on tangible equity; net income or net income before taxes; net interest income; non-interest income; non-interest expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; operating efficiency ratio; financial return ratios; core earnings, capital; increase in revenue; total stockholder return; total shareholder return including special dividends; net operating income, operating income; net interest margin or net interest rate spread; cash flow; cash earnings; stock price; assets, growth in assets, loans or deposits, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, loan production volume, non-performing loans, deposits or assets; non-performing asset ratio; regulatory compliance or safety and soundness; achievement of balance sheet or income statement objectives and strategic business objectives, or any combination of these or other measures.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent the exclusion is set forth in the Award Agreement and identified in the audited financial statements of the Company, including footnotes, or in the Management's Discussion and Analysis section of the Company's annual report or in the Compensation Discussion and Analysis Section, if any, of the Company's annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company's stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction. Subject to the preceding sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

(w)   “Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Section 2.3(a).

(x)   “Restricted Stock Unit” has the meaning ascribed to it in Section 2.4(a).

(y)   “Restriction Period” has the meaning set forth in Section 2.4(b)(iii).

(z)   “SEC” means the United States Securities and Exchange Commission.

(aa)   “Securities Act” means the Securities Act of 1933, as amended from time to time.

(bb)   “Service” means service as an Employee or Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director. Service shall not be deemed interrupted in the case of sick leave, military leave or any other absence approved by the Company or a Subsidiary, in the case of transferees between payroll locations or between the Company, a Subsidiary or a successor.

(cc)   “Stock” means the common stock of the Company, $0.01 par value per share.

(dd)   “Stock Option” has the meaning ascribed to it in Section 2.2.

(ee)   “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than 50% of the capital or profits interests.

(ff)   “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director (including a director emeritus or advisory director) of the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)   The Participant's cessation as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(ii)   The Participant's cessation as an Employee shall not be deemed to occur by reason of the Participant's being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant's Services, provided the leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the six month period. For purposes of this sub-section, to the extent applicable, an Employee's leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(iii)   If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of the transaction shall be treated as the Participant's Termination of Service caused by the Participant being discharged by the entity by which the Participant is employed or to which the Participant is providing Services.

(iv)   Except to the extent Code Section 409A may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.6), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the employer and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, the payment or a portion of the payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant's Separation from Service.

(v)   With respect to a Participant who is a Director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.

(gg)   “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

Section 8.2   In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)   actions permitted under this Plan may be taken at any time and from time to time in the actor's reasonable discretion;

(b)   references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)   in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)   references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)   indications of time of day mean Eastern Time;

(f)   “including” means “including, but not limited to”;

(g)   all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)   all words used in this Plan will be construed to be of the gender or number as the circumstances and context require;

(i)   the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)   any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)   all accounting terms not specifically defined herein shall be construed in accordance with GAAP.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 27, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DCOM2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. The meeting will be held on May 28, 2020 at 2:00 p.m. Eastern time.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 27, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D10678-P34158-Z76438

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DIME COMMUNITY BANCSHARES, INC.

Proposals 1, 2, 3 and 4 are proposed by Dime Community Bancshares, Inc. The Board of Directors unanimously recommends a vote "FOR" all of the nominees in Proposal 1 and a vote "FOR" Proposals 2, 3 and 4.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of the following three nominees for Directors for terms to expire at the 2023 Annual Meeting of Shareholders:

NOMINEES:

01) Steven D. Cohn
02) Barbara G. Koster
03) Kenneth J. Mahon

The proxies are authorized to vote upon such other business as may come before the Annual Meeting or any adjournment or postponement thereof in such manner as shall be determined by a majority of the Board of Directors.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and the Proxy Statement, both dated April 15, 2020, for the Annual Meeting.

To change the address on these shares, please check the box at the right and indicate your new address in the address space on the reverse side. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Please note the Annual Meeting is being held as a virtual meeting as a result of the COVID-19 coronavirus outbreak.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D10679-P34158-Z76438

DIME COMMUNITY BANCSHARES, INC.

This Proxy is solicited on behalf of the Board of Directors of Dime Community Bancshares, Inc. for the Annual Meeting of Shareholders to be held on May 28, 2020.

The undersigned shareholder of Dime Community Bancshares, Inc. hereby appoints Kathleen M. Nelson and Patrick E. Curtin, or either of them, with full powers of substitution, to represent and to vote as proxy, as designated on the reverse side, all shares of common stock of Dime Community Bancshares, Inc. held of record by the undersigned on March 30, 2020, at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 2:00 p.m., Eastern Time, on May 28, 2020, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the Annual Meeting of Shareholders and Proxy Statement, both dated April 15, 2020, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. **If no direction is given, this Proxy will be voted FOR the election of all nominees in Proposal 1 and FOR Proposals 2, 3 and 4. If this Proxy is executed in such a way as not to withhold authority to vote for the election of any nominee, this Proxy shall be deemed to grant such authority.**

ADDRESS CHANGES/COMMENTS: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side)

VOTE BY INTERNET - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 27, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 27, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D10680-P34397 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS CONFIDENTIAL VOTING INSTRUCTIONS CARD IS VALID ONLY WHEN SIGNED AND DATED.

DIME COMMUNITY BANCSHARES, INC.

Proposals 1, 2, 3 and 4 are proposed by Dime Community Bancshares, Inc. The Board of Directors unanimously recommends a vote "FOR" all of the nominees in Proposal 1 and a vote "FOR" Proposals 2, 3 and 4.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of the following three nominees for Directors for terms to expire at the 2023 Annual Meeting of Shareholders:

NOMINEES:

01) Steven D. Cohn
02) Barbara G. Koster
03) Kenneth J. Mahon

Proposals 1, 2, 3 and 4 are proposed by Dime Community Bancshares, Inc. The Board of Directors of Dime Community Bancshares, Inc. recommends a vote "FOR" all nominees in Proposal Number 1 and "FOR" Proposals 2, 3 and 4. (If this Confidential Voting Instructions Card is signed but no direction is given, this Voting Instructions Card will be deemed to instruct votes "FOR" all nominees in Proposal Number 1 and "FOR" Proposals 2, 3 and 4). The directions, if any, given in this Confidential Voting Instructions Card will not be disclosed to any directors, officers or employees of Dime Community Bancshares, Inc. or Dime Community Bank.

In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof or to cause such matters to be voted upon in the discretion of the individuals named in the proxies executed by the Trustee.

To change the address on these shares, please check the box at the right and indicate your new address in the address space on the reverse side. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

The undersigned hereby instructs the Trustee to vote in accordance with the voting instructions indicated above and hereby acknowledges receipt, prior to the execution of these Confidential Voting Instructions, of a Voting Instruction Letter, a Notice of the Annual Meeting of Shareholders of Dime Community Bancshares, Inc., a Proxy Statement dated April 15, 2020 for the 2020 Annual Meeting and an Annual Report to Shareholders.

Note: Please sign exactly as your name or names appear(s) on this Confidential Voting Instructions Card. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D10681-P34397

DIME COMMUNITY BANCSHARES, INC.

CONFIDENTIAL VOTING INSTRUCTIONS
SOLICITED BY THE COMPENSATION AND HUMAN RESOURCES COMMITTEE
OF DIME COMMUNITY BANCSHARES, INC.
FOR
THE DIME COMMUNITY BANK KSOP

The undersigned participant, former participant or beneficiary of a deceased former participant in The Dime Community Bank KSOP [the "KSOP"] hereby provides the voting instructions specified to Principal Trust Company, the Trustee of the KSOP (the "Trustee"), which instructions shall be taken into account by the Trustee in voting, in person, by limited or general power of attorney, or by proxy, the shares and fractional shares of common stock of Dime Community Bancshares, Inc. that are held by the Trustee, in its capacity as Trustee, as of March 30, 2020 at the Annual Meeting of Shareholders of Dime Community Bancshares, Inc. to be held on May 28, 2020, and at any adjournment or postponement thereof.

As to the proposals listed on the reverse side, which are more particularly described in the Proxy Statement dated April 15, 2020, the Trustee will vote the common stock of Dime Community Bancshares, Inc. held by the KSOP to reflect the voting instructions on this Confidential voting instructions card, in the manner described in the accompanying letter from the Compensation and Human Resources Committee dated April 15, 2020.

ADDRESS CHANGES/COMMENTS: ______________________________

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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side)